UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MINERCO RESOURCES, INC.

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

1381
(Primary Standard Industrial Classification Code Number)

27-2636716
(I.R.S. Employer Identification No.)

22503 Katy Highway #18
Katy, Texas 77450
(Address and telephone number of principal executive offices)

22503 Katy Highway #18
Katy, Texas 77450
(Address of principal place of business or intended principal place of business)

Copy to:

Leslie Marlow, Esq.
Hank Gracin, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.001 par value per share	144,500,000 shares	$.0008	$115,600	$13.42

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent sales of unregistered securities

(3) Calculated under Section 6(b) of the Securities Act of 1933 as 00011610 of the aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 14, 2011

PRELIMINARY PROSPECTUS

MINERCO RESOURCES, INC.

144,500,000 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholder identified in this prospectus of an aggregate of 144,500,000 shares of our common stock, par value $0.001 per share that are currently outstanding.  We are filing this registration statement in order to fulfill contractual requirements that we have with the selling stockholder.    The shares included in this prospectus may be reoffered and resold directly by the selling shareholders in accordance with one or more of the methods described in the plan of distribution, which begins on page 45 of this prospectus.  All of the shares described above were previously issued in private placement transactions completed prior to the filing of this registration statement.

For more information on the selling stockholder, please see the section of this prospectus entitled “Selling security holders” beginning on page 44.

We will not receive any proceeds from the resale of these shares of common stock offered by the selling stockholder. The prices at which the selling stockholder may sell its shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock became eligible for trading on the OTC Bulletin Board in February 2009.  Our common stock is eligible for quotation on the OTCQB under the symbol “MINE”. The closing price of our stock on October 13, 2011 was $0.008.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.  Throughout this prospectus, the terms “Minerco”, “we,” “us,” “our,” and “our company” refer to Minerco Resources, Inc., a Nevada corporation.

Company Overview

We have only recently begun operations and to date have relied upon the sale of our securities to fund our limited operations.

Minerco Resources, Inc. was incorporated as a Nevada company on June 21, 2007 and our only subsidiary is Minerco Honduras S.A. We were engaged in the acquisition of interests and leases in oil and natural gas properties from our inception in June 2007 through May 27, 2010. In May  2010 we changed the focus of our business to the development, production and provision of clean, renewable energy solutions in Central America.

We currently have an interest in two Hydro-Electric Projects and one Wind project in various parts of Honduras.  Both of our Hydro-Electric projects are classified as as run-of-the-river projects (not conventional retention dams).  Our Chiligatoro Hydro-Electric Project is  in the permitting stage of development and our Iscan Hydro-Electric Project is currently in the feasibility stage of development.. To date, we have not completed construction of any of the projects and therefore we have not received any revenue from any of the projects.  There can be no assurance given that these projects will be completed in a timely manner, if at all.   We will require additional funds to complete these projects, estimated at $200,000 in the aggregate.  Additionally, even if we complete construction of the projects, there is no guarantee that they will be successfully used to create electricity or that will generate a consistent revenue stream for us.  The feasibility stage of development is the stage of development where the preliminary permits are obtained, measurement of the water flow for hydro-electric projects or wind and weather patterns for wind projects are observed, and final project size are determined.

We have not generated any revenue since inception and during the twelve months ended July 31, 2011, we had an accumulated deficit of $1,315,972, a stockholder’s deficit of $50,412 and a net loss of $1,079,916. There is substantial doubt regarding our ability to continue as a going concern.  Our operations are dependent upon our ability to obtain necessary financing and our ability to limit our negative cash flow and/or attain profitable operations.   As such, the report of our independent certified auditor for the year ended July 31, 2011 is qualified subject to substantial doubt as to our ability to continue as a going concern.

On March 30, 2010, we effected a 6 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 55,257,500 to 331,545,000 shares.  All share amounts throughout this Annual Report have been retroactively adjusted for all periods to reflect this stock split.

The Offering

Common stock that may be offered by selling stockholder
144,500,000 shares which shares will represent approximately 20% of our outstanding shares after the  issuance of the shares being registered hereunder upon conversion of certain notes and  based upon our outstanding shares on the date hereof

Common stock currently outstanding	719,861,026 shares

Total proceeds raised by offering	We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholder.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 3.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus and the documents incorporated by reference herein  when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Relating to our Company and the Central American Hydropower Industry

We have a limited operating history which provides limited reference for you to evaluate our ability to achieve our business objectives.

Our company has a limited operating history, is subject to the risks and uncertainties associated with early stage companies and has historically operated at a loss. Accordingly, you will have a limited basis on which to evaluate our ability to achieve our business objectives. We were formed in July 2007 as a Nevada corporation without any operating business. We were engaged in the oil and gas business since inception until  we switched our focus to the development, production and provision of renewable energy in May 2010.  We have acquired the rights to two hydropower and one wind electric plants located in Honduras .Our financial condition, results of operations and our future success will, to a significant extent, depend on our ability to successfully develop these projects We cannot assure you that we will be able to complete the projects or that any additional acquisitions can be consummated on terms favorable to us or at all, or that if we achieve those acquisitions we will be able to operate our expanded business profitably. We also may not successfully complete the projects we have undertaken to develop given our lack of experience developing hydro-electric projects, which refer to projects that lack one or more construction permits and have not begun construction.

We may not be profitable.

We expect to incur operating losses for the foreseeable future.   The construction of the projects and the obtainment of the regulatory approvals necessary to operate such plants, which are crucial to our future success, has required and will continue to require significant expenditures. These expenditures will result in a loss until adequate revenues are derived from the operations of the projects.  For the year ended July 31, 2011 we had no revenue and sustained a net loss of $1,079,916. Our ability to become profitable depends on our ability to have successful operations and generate and sustain sales, while maintaining reasonable expense levels, all of which are uncertain in light of our limited operating history in our current line of business.

If we fail to achieve our business objectives, then we may not be able to realize our expected revenue growth, maintain our existing revenue levels or operate at a profit. Even if we do realize our business objectives, our business may not be profitable in the future.

We may not be able to continue as a going concern.

The opinion of our independent registered accounting firm for our fiscal years ended July 31, 2011 and July 31, 2010 is qualified subject to substantial doubt as to our ability to continue as a going concern.   See “Report of Independent Registered Public Accounting Firm” and the notes to our Financial Statements.   During the year ended July 31, 2011 we incurred $1,094,851of total expenses, had a net loss of $1,079,916 and at July 31, 2010 had an accumulated deficit of $1,315,972 and stockholders’ equity of $50,412.   During the year ended July 31, 2010 we incurred $134,109 of total expenses, had a net loss of $123,809 and at July 31, 2009 had an accumulated deficit of $236,056 and a stockholders’ equity of $591,140.

We currently do not have an operating plant and only have the rights to construct three  plants in three territories all located in Honduras, making us dependent on a few plants for our income.

To date, we only have acquired rights to three projects in Honduras, none of which have been constructed yet and therefore, initially all of our revenue will be derived from these three plants. If we should experience construction delays or fail to obtain necessary regulatory approvals, our operations will not commence when anticipated, if at all.   If we experience operational problems at such plants or demand or operational problems in Honduras, our revenue will be adversely impacted.

We may be adversely affected by the slowdown of Central American economy caused in part by the recent global crisis in the financial services and credit markets.

It is uncertain how long the global crisis in the financial services and credit markets will continue and the impact this will have on the global economy in general and the economy of Central America in particular. We are currently unable to estimate the impact the slowing of the Central American economy will have on our business. Reduction in demand we anticipate for electricity generated by our hydropower plants would have a material and adverse effect on our financial condition and results of operations.

Our business is also dependent upon hydrological conditions, which may from time to time result in conditions that are unfavorable to our business operations.

Our hydroelectric power generating prospects will be dependent upon hydrological conditions prevailing from time to time in the broad geographic regions in which our existing and future hydropower plants are located. There can be no assurance that the water flows at our existing and future sites will be consistent with our expectations, or that climatic and environmental conditions will not change significantly from the prevailing conditions at the time our projections were made. Water flows vary each year, and depend on factors such as rainfall, snowfall, rate of snowmelt and seasonal changes. Our existing and future hydropower plants may be subject to substantial variations in climatic and hydrological conditions which may reduce water flow and thus our ability to generate electricity. While we have selected and will continue to select our hydropower plants for acquisition in part on the basis of their projected outputs, the actual water flow required to produce those outputs may not exist or be sustained.  If hydrological conditions result in droughts or other conditions that negatively affect our existing or proposed hydroelectric generation business, our results of operations could be materially and adversely affected.

The operation of our hydropower and wind plants and customer demand for our power may be vulnerable to disruptions caused by natural and man-made disasters, which may materially and adversely affect our results of operations.
Our plants, once operational, if at all, could be required to cease operating in the event of a drought, and to cease operating or even be damaged in the event of a flood. Water supply to our power plants and the plants themselves are vulnerable to natural disasters including, but not limited to, earthquakes, storms, tornadoes and floods, as well as disasters caused by human actions such as terrorist attacks, military conflicts and other deliberate or inadvertent actions which may affect the availability of water supplies or water flow to our power plants. Such disasters are unpredictable and can significantly damage our access to water supply and power plant equipment as well as the property of our consumers. Under such circumstances, market demand for power in general may be significantly adversely affected, reducing the need for the electricity we produce, and we may be unable to continue operation of our plants or to produce the level of electricity we expect. The insurance coverage we maintain may not be adequate to compensate us for all damages and economic losses which may arise in connection with these disasters. Such disruption to our operations could materially and adversely affect our results of operations.

Changes in weather patterns may affect our ability to operate our proposed projects.

Meteorological data we collect during the development phase of a project may differ from actual results achieved after wind turbines are erected. While long-term wind patterns have not varied significantly, short-term patterns, either on a seasonal or on a year-to-year basis, may vary substantially. These variations may result in lower revenues and higher operating losses.

Environmental damage on our properties may cause us to incur significant financial expenses.

Environmental damage may result from the development and operation of our wind and solar farms. The construction of wind and solar farms involves, among other things, land excavation and the installation of concrete foundations. Equipment, such as wind turbines located on farms, can be a source of environmental concern, including noise pollution, damage to the soil as a result of oil spillage, and peril to certain migratory birds and animals that live on, feed on, fly over, or cross the property. We will be required to carry out reclamation work to return leased properties to their original state at the termination of the lease. The costs to complete reclamation work and remove obsolete equipment may be significant. In addition, environmental regulators may impose restrictions on our operations, which would limit our ability to obtain the appropriate zoning or conditional use permits for new renewable energy farms. We may also be assessed significant financial penalties for any environmental damage caused on properties that are leased, and we may be unable to sell properties that are owned. Financial losses and liabilities that may result from environmental damage could affect our ability to continue to do business.

We have several notes that are due in 2011 and we will need additional capital to repay these loans when due and may not be able to obtain it.

As of October 13, 2011 we have notes in the aggregate principal amount of $429,500.  Of such amount, a note in the principal amount of $200,000 is due on demand, a note in the principal amount of $53,000 is due on November 7, 2011, a note in the principal amount of $27,500 is due December 29, 2011, a note in the principal amount of $32,500 is due on March 26, 2012, a note in the principal amount of $27,500 is due on May 11, 2012, a note in the principal amount of $36,000 is due on December 6, 2011, a note in the principal amount of $18,000 is due on February 6, 2012 and a note in the principal amount of $35,000 is due on June 29, 2012.  We currently do not have the funds to repay any of these loans.  We will need to raise additional funds in order to repay these loans.   We cannot assure you that additional financing will be available if needed on terms favorable to us. We currently do not have any commitments for additional funding in light of the fact that we terminated our equity line due to our inability to meet the sales volume requirements for its use.

Certain of our notes contain features that could have a dilutive effect to our investors.

We have issued seven notes, one in the principal amount of $53,000, one in the principal amount of $36,000, one in the principal amount of $35,000, one in the principal amount of $18,000, two in the principal amount of $27,500 and one in the principal amount of $32,500 that convert to shares of our common stock which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion. The note in the amount of $53,000 converts at the market price of 31%, one note in the principal amount of $27,500 converts in the amount of 31%, one note in the principal amount of $36,000 converts at 50%, one note in the principal amount of $18,000 converts at 50% and the other notes of $27,500, one in the principal amount of $35,000 converts at 51%,  and $32,500 convert at the rate of 55%.  Any decrease in our stock price could result in a greater number of shares of common stock being issued and greater dilution to investors. In addition, in September 2011, we issued convertible notes in the aggregate principal amount of $100,000 which convert to common stock at a conversion price of $.0004 per share and provide that in the event of a default the notes plus accrued interest can be converted into shares at any time after the default date at a conversion price of par value or half the average bid price over the last five trading days, whichever is lower but in no case for an amount less than 51% of our outstanding common stock.

If we default on the payment of certain notes, shareholders will be diluted and we will experience a change in control

If we default on the payment of certain notes, the note holders would be entitled to receive 51% of our outstanding common stock, which will result in dilution to existing shareholders and a change in control. From and after such event, the note holders may be able to effectively control the management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate actions . In addition, in September 2011, we issued convertible notes in the aggregate principal amount of $100,000 which convert to common stock at a conversion price of $.0004 per share and provide that in the event of a default the notes plus accrued interest can be converted into shares at any time after the default date at a conversion price of par value or half the average bid price over the last five trading days, whichever is lower but in no case for an amount less than 51% of our outstanding common stock.

Our officers and directors have a great deal of influence over the right to vote our common stock as well as our right to effectuate certain actions.

V. Scott Vanis and Sam Messina have the right  to control the vote of 80% of our outstanding common stock through their ownership of common stock and preferred stock.  As a result, they may be able to effectively control the management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate actions. This concentration of control may delay or prevent a change of control and may adversely affect the market value of our common stock.

The projects that we have acquired are subject to forfeiture upon our noncompliance with certain contractual provisions.

If we do not meet our financial commitments, the acquisition agreements for the projects provide that the sellers of each project can reacquire the project. All three of the projects that we acquired require payments to be made through the issuance of shares of our common stock as well as certain cash payments.  There can be no assurance given that we will be able to meet these financial commitments. In addition, the sellers are also entitled to retain any payments received from us prior to such reacquisition.

In the event of a breach of law or a breach of a contractual obligation by the sellers of the projects or any workers or subcontractors on the projects, we will have little or no recourse because all of our assets are located in Honduras.

We will have little recourse in the event of a breach of law or contractual obligation that has an adverse effect upon our projects because of the inherent difficulties in enforcing our rights in Honduras. In addition, it may not be possible to effect service of process in Honduras and uncertainty exists as to whether the courts in Honduras would recognize or enforce judgments of U.S. courts obtained against citizens of Honduras.

We may encounter difficulties in identifying suitable acquisition opportunities, which would result in us being dependent upon a limited number of hydropower plants and having limited revenue growth potential.

Our ability to implement our acquisition strategy will depend on a number of factors, in particular, our ability to identify suitable acquisition targets and reach agreements with vendors for acceptable consideration and on commercially reasonable terms. We believe identifying and acquiring projects on reasonable terms may be more difficult in the future as domestic and international competitors seek to acquire small hydropower plants in Central America.

If we are unable to acquire suitable hydropower projects in Central America, we will continue to remain dependent upon our four plants not yet constructed. The resulting lack of diversification may:

•	result in our dependence upon the performance of our one plant not yet constructed;

•	result in our dependence upon electricity sales in limited geographical areas;

•	subject us to increased risks associated with drought or other natural disasters in a particular geographical area; and

•	limit our ability to grow our revenues and to obtain the benefits of scale that we anticipate.

In such event, we will not be able to diversify our operations to spread risks or offset losses, unlike other entities that may complete acquisitions in different geographical areas, different industries or different segments of a single industry.

Greenfield projects and projects under construction present substantial development, construction, start-up and partnership risks, which could materially and adversely affect our results of operations, financial condition and growth prospects.

Greenfield projects, such as the Chiligatoro Hydro-Electric, Iscan Hydro-Electric or Sayab Wind Project and our other projects in Honduras, present substantial development risk. The development and construction of hydropower plants is time-consuming and complex and requires significant capital investment. In connection with the development and construction of hydropower and wind plants, we will seek to obtain government permits and approvals, land purchase or leasing agreements, equipment procurement and construction contracts, operation and maintenance agreements, and sufficient equity capital and debt financing. Factors that may impair our ability to develop and construct hydropower plants include:

•
delays in obtaining various regulatory approvals, licenses or permits from different governmental authorities at different levels, including permission for the construction and operation of the hydropower plant itself, the environmental permits and permits to use the relevant land;

•	shortages or increases in the cost of equipment, materials or labor;

•	adverse weather conditions, which may delay the completion of hydropower and wind plants or substations, or natural disasters, accidents or other unforeseen events;

•	unforeseen engineering, design, environmental or geological problems;

•	opposition of local interests;

•	strikes and labor disputes;

•	inability to obtain financing on satisfactory terms; and

•	adverse changes in the Central American regulatory environment.

Any of these factors may cause delays in completion of hydropower and wind plants and may increase the cost of contemplated projects. If we are unable to complete the projects contemplated, the costs incurred in connection with such projects may not be recoverable. Even if we complete these projects, as a result of project delays, cost overruns, changes in market circumstances or other reasons, we may not be able to achieve the intended economic benefits or demonstrate the commercial viability of these projects, which may materially and adversely affect our results of operations, financial condition and growth prospects.

In addition, the commencement of operations at a newly constructed hydropower or wind plant involves many risks, including start-up problems, the breakdown or failure of equipment or processes, performance below expected or contracted levels of output or efficiency and problems with the construction of new supporting infrastructure, such as grid transmission equipment. While manufacturers’ warranties are generally obtained for limited periods relating to each project and its equipment in varying degrees, and construction contractors may guarantee certain performance levels, subject to the payment of liquidated damages, the proceeds of such warranties or performance guarantees, if any, may not be adequate to cover lost revenues or increased costs and expenses associated with equipment problems during project start-up. We also may develop projects with local development partners, which exposes us to risks associated with our partners’ failure to retain development rights, obtain permits and approvals required for the development of a project or perform their management, construction or financing obligations. Realization of any of these risks could materially and adversely affect our results of operations, financial condition and growth prospects.

We expect to derive our revenues solely from the sale of hydropower and wind electricity and each of our plants will typically have only one customer. Any prolonged disruption to the demand for hydropower or termination of a customer relationship may cause our revenues to decrease significantly.

We expect to derive revenues solely from the sale of electricity generated by hydropower and wind plants, and most of our power is expected to be sold to one of two national power grids. If for any reason the national power grids reduce or eliminate their purchases of hydropower or wind, whether due to the emergence of a cheaper renewable energy source, withdrawal of government policy support for the dispatch of renewable energy or a severe drop in the Central American demand for power, we may not have alternative customers readily available to us. Without alternative sources of income, our revenues would decrease significantly should a reduction in demand for hydropower or lack of customers continue for a prolonged period.

We depend on the experience of our executive officers and our business may be severely disrupted in the event that we lose their services and are unable to find replacements with comparable experience and expertise.

We believe that our future success is dependent upon the continued services of our executive officers, as we rely on their industry experience and expertise in our business operations. In particular, we rely heavily on V. Scott Vanis, our President and Chief Executive Officer and member of the Board of Directors, and Sam J Messina III, our Chief Financial Officer, Secretary, Treasurer and member of the Board of Directors, for their business vision, management skills and technical expertise in the hydroelectric industry as well as their working relationships with many of our potential acquisition targets, the power grids we service and other participants in the hydroelectric industry. We do not maintain key-man life insurance for any of our executive officers. If either of these executive officers were unable or unwilling to continue in their present positions, or if they left our company, we may not be able to replace them with comparably skilled executives, which would cause severe disruption to our ability to manage our business. If we are unable to retain or replace our key personnel and other key employees, we may not be able to implement our business strategy and our financial condition and results of operations may be materially and adversely affected.

We will need substantial additional funding to accomplish our growth strategy and may be unable to raise capital on terms favorable to us or at all, which could increase our financing costs, dilute your ownership interests, affect our business operations or force us to delay, reduce or abandon our growth strategy.

Our growth strategy is to acquire and develop additional hydropower and wind projects in Central America and concentrate on those projects with potential for expansion. To successfully implement this growth strategy, we will need to raise substantial additional funds. Our ability to arrange financing and the cost of such financing are dependent on numerous factors, including but not limited to:

•	general economic and capital market conditions;

•	the availability of credit from banks or other lenders;

•	investor confidence in us; and

•	the continued performance of our hydropower and wind plants.

We cannot predict when, if ever, our operations will generate any revenue at all or sufficient cash flows to fund our capital investment requirements. Until they do, we will be required to finance our cash needs through public or private equity offerings, equity lines, bank loans or other debt financing, or otherwise. There can be no assurance that international or domestic financing for future power plant acquisitions, development and expansion of existing power plants will be available on terms favorable to us or at all, which could force us to delay, reduce or abandon our growth strategy, increase our financing costs, or both.

Additional funding from debt financings may make it more difficult for us to operate our business because we would need to make principal and interest payments on the indebtedness and may be obligated to abide by restrictive covenants contained in the debt financing agreements, which may, among other things, limit our ability to make business and operational decisions and pay dividends. Furthermore, raising capital through public or private sales of equity to finance acquisitions or expansion could cause earnings or ownership dilution to our shareholders’ interests in our company.

Assumptions applied to our investment analyses and feasibility studies may not be accurate, and thus our actual return on investments, operational results, and overall growth may be materially and adversely affected.

 In performing investment analysis and feasibility studies for our acquisition and development targets, we consider factors such as: (i) demand for power and growth potential in the area where the plant is located, (ii) increase in power generation capacity in the locality, (iii) the average tariff of power plants of similar types and capacity, (iv) quality of transmission systems to the local power grids, (v) facilities and technology at the power plant and (vi) ability to retain existing debt financing for the plant or obtain new financing. However, much of the information we rely on in preparing these analyses is provided by the sellers of the plants. With the rapid development of the Central American hydropower and wind industry in recent years, there is some increased risk of plants being built based on inaccurate or incomplete technical data. As a result, the assumptions we use to perform our internal investment analyses and feasibility studies may not be accurate or complete. If any one of our observations or assumptions, or a combination thereof, proves to be inaccurate, then our estimated returns on investments, operational results and our overall growth may be materially adversely affected.

The operations of our hydropower plants may be adversely affected by the failure of key equipment, civil structures or transmission systems, which could result in lost revenues, increased maintenance costs and our owing damages to our customers for lost revenues.

The breakdown of generation equipment or failure of other key equipment or of a civil structure in one or more of our hydropower plants could disrupt the generation of electricity and result in revenues being lower than expected. Further, any breakdown or failure of one or more of our transmission systems could disrupt transmission of electricity by a power plant to the power grid. Repair of such breakdowns may take one or two days or up to a month, depending on the nature of the problem and availability of spare parts. In addition, if the problem is related to the grid, we will not be able to dispatch our power until the grid carries out the necessary repairs. A portion of the generation facilities that we may acquire in the future, were, or may have been, constructed many years ago. Older generating equipment may require significant capital expenditure to keep it operating efficiently. Such equipment is also likely to require periodic upgrading and improvement. Breakdown or failure of one of our plants also may prevent us from performing under the applicable power sales agreement which, in certain situations, could result in termination of the agreement or incurring liability for liquidated damages. These events may reduce our ability to generate power, resulting in loss of revenues and increased maintenance costs.

Our power generating operations may be adversely affected by operational risks, which may result in uninsured losses.

Operating hydropower plants involves many risks and hazards which may be beyond our control and could cause significant business interruptions, personal injuries and property or environmental damage, and could increase power generating costs at affected hydropower or wind plants for an unknown duration. These risks include but are not limited to:

•	failure of power transmission systems;

•	unexpected maintenance or technical problems;

•	human error;

•	failure of our mechanical, software or monitoring systems; and

•	industrial accidents.

The occurrence of any of these events, and the consequences resulting from them, may not be covered adequately or at all by our insurance policies. We do not currently carry any third-party liability insurance, business interruption insurance or insurance covering environmental damage arising from accidents on our property or relating to our operations. See “Business — Insurance.” Uninsured losses incurred or payments we may be required to make may have a material adverse effect on our results of operations and financial condition.

Our operations may be interrupted by realization of unexpected risks or difficulties in integrating acquired businesses, which could interrupt our existing business and materially and adversely affect our results of operations.

Our continued growth and ability to leverage our management expertise depend on the successful implementation of our acquisition strategy. We cannot assure you that any particular acquisition will produce the intended benefits. For instance, if we fail to integrate an acquired project into our operations successfully, or the synergies expected from an integration ultimately fail to materialize, then our existing business operations may be interrupted. We may have as a result expended significant management time, capital and other resources to the transaction, which interrupted our existing business operations.

Risks which may be incurred through acquisitions include, but are not limited to:

•	potential construction or engineering problems which may expose us to severe economic loss or legal liabilities and require substantial expenditure from us to remediate;

•	unforeseen or hidden liabilities, including exposure to legal proceedings, associated with newly acquired companies;

•	failure to generate sufficient revenues to offset the costs and expenses of acquisitions;

•
potential impairment losses and amortization expenses relating to goodwill and intangible assets arising from any of such acquisitions, which may materially reduce our net income or result in a net loss; and

•	possible contravention of Central American regulations applicable to such acquisitions.

We are subject to any one of the risks at the plants we have acquired and additional plants we may acquire.  Any one or a combination of the above risks could interrupt our existing business and materially adversely affect our results of operations.

Our growth strategy is dependent upon our ability to manage our growth effectively which, if unsuccessful, could result in a material adverse impact on our financial condition and results of operations.

We hope to expand our business and operations. The success of our growth strategy will depend in part upon our ability to manage our growth, including, for example, our ability to assimilate management of acquired plants into our own management structure, to hire, train, supervise and manage new employees, to establish and maintain adequate financial control and reporting systems and other systems and processes, and to manage a rapidly growing and much larger operation. We cannot assure you that we will be able to:

•	expand our systems and processes effectively or efficiently or in a timely manner;

•	allocate our human resources optimally or reduce headcount without experiencing community protest, strike or other social unrest;

•	identify and hire qualified employees or retain valued employees;

•	incorporate effectively hydropower projects in various stages of development that we may acquire;

•	maintain good relationships with power grid companies; or

•	centralize and improve the efficiency of the management and operations of the power plants acquired.

If we fail to effectively manage our growth, then our financial condition and results of operations could be materially adversely affected.

 If less than all of the electricity we generate is dispatched by the grids, our future anticipated revenues will be reduced.

Our profitability will depend, in part, upon our power plants generating electricity at a level sufficient to meet or exceed the planned generation agreed with our local dispatch company, which in turn will be subject to local demand for electric power and dispatching to the grids by the dispatch centers of the local grid companies.

The dispatch of electric power generated by a power plant is controlled by the dispatch centers of the applicable grid companies pursuant to a dispatch agreement with us and pursuant to governmental dispatch regulations. In each of the markets in which we will operate, we will compete against other power plants for power sales, and dispatch is allocated based on actual demand from the grid. No assurance can be given that the dispatch centers will dispatch the full amount of the planned generation of our power plants. A reduction by the dispatch centers in the amount of electric power dispatched relative to our hydropower plants’ planned generation could have a material adverse effect on our power generation and thus reduce our revenues.

Compliance with environmental regulations can be costly, and we may become subject to further environmental compliance requirements in connection with our operations, which could materially and adversely affect our results of operations and financial condition.

We are required to comply with Central American national and local regulations regarding environmental protection for the construction and operation of our hydropower plants. We have applied for all the environmental permits that are necessary under current Central American laws and regulations to conduct our business, but have not obtained some of the environmental permits from the relevant governmental authorities yet. Furthermore, to the extent that any plant we acquire in the future may have been in compliance with Central America environmental protection laws and regulations at the time they were constructed, we cannot assure you that the Central American government will not require retroactive application of current laws and regulations to such old plants. Compliance with environmental regulations can be very expensive, and non-compliance with these regulations may result in adverse publicity, potentially significant monetary damages and fines and suspension of our business operations. In addition, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. If we fail to comply with any future environmental regulations, we may be required to pay substantial fines, suspend production or even cease operations. We do not carry any insurance for damages resulting from failure to comply with environmental regulations.

In addition, Central America currently has no minimum flow requirements such as those that have been implemented by other countries that employ hydropower. The purpose of minimum flow requirements is to ensure that there is enough water upstream and downstream for other users, and for navigation, fish and other wildlife. Central America may implement minimum flow requirements in the future, and to the extent we do not have sufficient water supply due to such minimum flow requirements, we may have to reduce our power generation or cease operation of the affected plants, as a result of which our results of operations and financial condition would be materially and adversely affected.

Our business and business prospects rely in part on policy support from the Central American government, and our financial condition and results of operations may be materially and adversely affected if we lose such support.

National, provincial and local governments in Central America support the expansion of renewable energies, which eases the approval process for facility acquisition, construction and financing. Under the Central America Renewable Energy Law, Catalogue for the Guidance of Foreign Investment Industries, the Eleventh Five-year Plan of the Development of Renewable Energy Resources and other relevant laws, expansion of both large- and small-scale hydropower and wind production is one of the priorities for the development of the nation’s power supply, and foreign investment in the sector is encouraged through Honduran laws such as the Law for Investment Protection and Promotion, the Law for the Promotion of Public-Private Alliances in February 2011 and the denomination of all Purchase Power Agreement in US Dollars. We expect that our plants in Honduras will enjoy several types of government support, including provision of bank loans, sometimes at lower interest rates than those borne by other private companies, policy support for local grids to purchase all the power we generate and lower levels of VAT levied on small hydropower production in some provinces where we have operations. If for any reason, such as development of new energy production technologies or migration to other renewable energy sources, Central America removes such policy support, our financial condition and results of operations may be materially and adversely affected.

Competition in the Central American power industry may increase, and our results of operations and growth prospects may be materially and adversely affected if we are unable to compete effectively.

We will compete in the Central American domestic market with other Central America power generation companies. These power companies and a number of other power producers have substantially greater financial, infrastructure or other resources than we do. We may also face competition from new entrants to the hydropower and wind industry having business objectives similar to ours, including venture capital and private equity funds, leveraged buyout funds, and other operating businesses that may offer more advanced technological capabilities or that have greater financial resources. The ability of our competitors to access resources that we cannot access may prevent us from acquiring additional hydropower projects in strategic locations or from increasing our generating capacity. There is also increasing competition among operating power plants for increases in dispatched output, higher on-grid tariffs and land use rights. If we are unable to compete successfully, our growth opportunities to increase generating capacity may be limited and our revenue and profitability may be adversely affected. In recent years, the ongoing reform of the Central American power industry has included experimental programs to set on-grid tariffs through competitive bidding among thermal power plants. The tariffs determined by competitive bidding may be lower than the pre-approved tariffs for planned output. In the future, competitive bidding may extend to hydroelectric power plants and further increase price competition among domestic power generation companies. We cannot assure you that increased competition in the future will not have a material adverse effect on our results of operations and growth prospects.

Our business depends on the competitiveness of hydroelectric and wind power generation in relation to other forms of electric power generation. Fewer hydropower and wind plants may be built and less electricity from hydropower or wind sources may be sold if fossil fuel prices decline significantly or if other renewable energy sources become less expensive than hydropower or wind, either of which could have a material adverse effect on our results of operations, financial condition and growth prospects.

The demand for power plants that produce electricity from renewable energy sources such as water depends in part on the cost of generation from other sources of energy. The terms under which supplies of petroleum, coal, natural gas and other fossil fuels, as well as uranium, can be obtained are key factors in determining the economic interest of using these energy sources rather than renewable energy sources. The principal energy sources in competition with renewable energy sources are petroleum, coal, natural gas and nuclear energy. The record price levels for fossil fuels, in particular, petroleum and natural gas, enhanced the price competitiveness of electricity from renewable energy sources in 2008. A decline in the competitiveness of electricity from renewable energy sources in terms of cost of generation, technological progress in the exploitation of other energy sources, discovery of large new deposits of oil, gas or coal, or the recent decline in prices of those fuels from historically high levels, could weaken demand for electricity generated from renewable energy sources.

In the renewable energy sector, competition primarily exists with regard to factors such as bidding for available sites, performance of sites in generation, quality of technologies used, price of power produced and scope and quality of services provided, including operation and maintenance services. A decline in the competitiveness of electricity generated from hydroelectric sources in terms of such factors could weaken demand for hydroelectric power. Should hydropower production become uncompetitive with other forms of renewable energy production, or if fossil fuel production becomes more cost competitive, the construction of hydropower plants may slow, thus reducing our pool of potential acquisition targets and limiting our ability to grow our operations.

Planning, construction, acquisition and operation of our hydropower and wind plants require us to obtain and maintain a significant number of permits and approvals from Central American government agencies, some of which we have not obtained or were not transferred to us upon project acquisition. Failure to obtain these permits and approvals could result in significant fines and our loss of the right to develop or operate those assets, which would materially and adversely affect our future growth plans and results of operations.

The planning, construction, acquisition and operation of small hydropower and wind plants in Central America requires permits and approvals to be obtained and maintained under different regulatory schemes administered by a wide range of Central American government agencies. See “Regulation.” The development rights we have obtained or may obtain are, in most cases, for projects that have not yet received planning and other permits. A new permit system was established in 2005, which requires all existing and new power generating, dispatching and supplying companies to obtain permits from the State Electricity Regulatory Commission. The State Electricity Regulatory Commission has been in the process of implementing the new permit system. The State Electricity Regulatory Commission has issued over 6,170 power generating permits. We have submitted applications for power generation permits for our plant being constructed, but have not yet received the permits. The granting of a power generation permit for a new power generation project is a time-consuming and complicated process. We believe we have applied for the grant, of all permits and approvals required to develop and operate our hydropower plants. However, our applications with respect to one or more projects may be rejected and we may be fined for failure to timely obtain permits and approvals for any of those projects. Failure to obtain missing permits and approvals may in certain cases result in significant fines or the government authorities requiring us to cease operation of our hydropower plants, or unwind the acquisition of the project, any of which would materially and adversely affect our future growth plans and results of operations. Failure to obtain permits and approvals for our development projects may result in our inability to complete and operate the projects, or our being subject to penalties and fines upon completion of the projects, either of which could materially and adversely affect our future growth and results of operations.

Our operations in Central America are extensively regulated by the Central American government and our costs associated with compliance with such regulations are substantial. Our results of operations and future growth prospects may be materially and adversely affected by future changes in government regulations and policies.

All of our power plants in Central America will be subject to extensive regulation by the Central American governmental authorities, including central governmental authorities such as the Ministry of Commerce, the State Administration for Industry and Commerce, the National Development and Reform Commission, the State Electricity Regulatory Commission, the State Administration of Taxation, the Ministry of Environmental Protection, the Ministry of Communications and Transportation, the Ministry of Water Resources, the Ministry of Land and Resources and the Ministry of Housing and Urban-Rural Development, as well as their provincial and local counterparts. Government regulations will address virtually all aspects of our operations, including, among others, the following:

•	planning and construction of our plants in Honduras and new power plants;

•	the granting of power generation, dispatch and supply permits;

•	the amount and timing of power generation;

•	the setting of on-grid tariffs paid to power producers and power tariffs paid by consumers of electricity;

•	power grid control and power dispatch, including the setting of preferential policies for the dispatch of renewable energy generated power;

•	allocation of water resources and control of water flows;

•	environmental protection and safety standards;

•	acquisitions by foreign investors; and

•	taxes, in particular Enterprise Income Tax and Value Added Tax.

Our costs of compliance with, and reliance on, this regulatory system will be significant to our business. An increase in the cost of compliance could increase our operating costs and expenses and materially and adversely affect our results of operations. Moreover, policy movements against renewable energy power producers could limit our opportunities for growth and materially and adversely affect our revenues.

We have not obtained formal title certificates to the property we occupy, which may subject us to lawsuits or other actions being taken against us and may result in our loss of the right to operate on these properties and increased operating expenses.

We have not obtained formal title certificates in respect of the land that we use at any of the plants in Honduras. We are in the process of completing the legal procedures for obtaining the relevant title certificates for the parcels of land and buildings involved and registering them in the name of our operating companies. However, we may not be able to obtain all of the formal title certificates. Our rights as owner or occupier of these properties and buildings may be adversely affected as a result of the absence of formal title certificates and we may be subject to lawsuits or other actions taken against us and may lose the right to continue to operate on these properties.

Risks Relating to Doing Business in Central America

Adverse changes in Central American economic and political policies could have a material adverse effect on the overall economic growth of Central America, which could reduce the demand for electricity and materially and adversely affect our business.

Our operating businesses will be based in Central America and all of our power sales are expected to be made in Central America. As such, our business, financial condition, results of operations and prospects will be affected significantly by economic, political and legal developments in Central America. Central America economy differs from the economies of most developed countries in many aspects, including:

•	the level of government involvement;

•	the level of development;

•	the growth rate;

•	the level and control of capital investment;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Central American economy has grown significantly in the past two decades, the growth has been uneven geographically, among various sectors of the economy and during different periods. We cannot assure you that the Central American economy will continue to grow or to do so at the pace that has prevailed in recent years, or that if there is growth, such growth will be steady and uniform. In addition, if there is a slowdown, such slowdown could have a negative effect on our business. It is uncertain whether the various macroeconomic measures, monetary policies and economic stimulus packages adopted by the Central American government will be effective in restoring or sustaining the fast growth rate of the Central American economy. In addition, such measures, even if they benefit the overall Central American economy in the long term, may have a negative effect on us. For example, our financial condition and results of operations may be materially and adversely affected by government control over capital investments.

The continued control of these assets and other aspects of the national economy by Central America government could materially and adversely affect our business. The Central American government also exercises significant control over Central American economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any adverse change in the economic conditions or government policies in Central America could have a material adverse effect on the overall economic growth and the level of investments and expenditures in Central America, which in turn could lead to a reduction in demand for electricity and consequently have a material adverse effect on our businesses.

Risks Relating to our Business

Failure to properly manage growth could adversely affect our business.

We intend to grow our business both internally and through acquisitions.  Any such growth, if it occurs, will increase the demands on our company’s management, operating systems and internal controls.  Our existing management resources and operational, financial, human and management information systems and controls may be inadequate to support existing or expanded operations.  We currently have limited business operations and have no history of managing growth.  We may be unable to manage growth successfully.  If our company grows but is unable to successfully manage such growth, its business will suffer and its capacity for future growth will be significantly impaired.  Because of these factors, we may be unable to predict with any degree of accuracy our future ability to grow or rate of growth.

If we are successful in identifying and closing acquisitions, our company faces additional risks, including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilation of the operations, technologies, personnel and services or products of the acquired companies, difficulties of operating new businesses and retaining their customers, the diversion of management’s attention from other business concerns and the potential loss of key employees of the acquired company.  We have no history or experience in successfully integrating acquired businesses and may be unable to successfully manage these risks.  We may have difficulty retaining employees.  In addition, any acquisitions by our company may involve certain other risks, including the assumption of additional liabilities and potentially dilutive issuances of convertible debt or equity securities.

Failure to attract, train and retain skilled managers and other personnel could increase costs or limit growth.

We believe that our company’s future success will depend in large part upon its ability to attract, train and retain additional highly skilled executive-level management and creative, technical, financial and marketing personnel.  Competition for such personnel is intense, and no assurance can be given that we will be successful in attracting, training and retaining such personnel.  Our need for executive-level management will increase if our company grows.  Most of our employees have recently joined our company.  If we fail to attract, train and retain key personnel, our business, operating results and financial condition will be materially and adversely affected.

Investors may incur dilution.

We may issue additional shares of our equity securities to raise additional cash to fund acquisitions or for working capital.  If we issue additional shares of our capital stock, investors in this offering will experience dilution in their respective percentage ownership in our company, which depending on the financial terms of any such issuances could be substantial.

There is no intention to pay dividends at the present time.

We have never paid dividends or made other cash distributions on the common stock, and do not expect to declare or pay any dividends in the foreseeable future.  We intend to retain future earnings, if any, for working capital and to finance current operations and expansion of our business.

We have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is composed of two directors neither of whom is considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of two directors who are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing our company's processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

Our board of directors, which consists of two directors, acts as our compensation committee, which presents the risk that compensation and benefits paid to them may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our two directors act as the compensation committee and determine their own compensation and benefits, administer our employee stock and benefit plans, and review policies relating to the compensation and benefits of our employees. Although all board members have fiduciary obligations in connection with compensation matters, our lack of an independent compensation committee presents the risk that our executive officers on the board have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holders.

BUSINESS

History

We were incorporated as a Nevada company on June 21, 2007 and we have one subsidiary Minerco Honduras. We were engaged in the acquisition of interests and leases in oil and natural gas properties from  our inception in June 2007  until May 27, 2010. In May, 2010 we changed the focus of our business  to the development, production and provision of clean, renewable energy solutions in Central America.  We currently have an interest in two Hydro-Electric Projects and one Wind Project in various parts of Honduras.  Both of our Hydro-Electric projects are classified as run-of-the-river projects (not conventional retention dams).  Our Chiligatoro Hydro-Electric Project is in the final permitting stage of development and our Iscan Hydro-Electric Project is currently in the early feasibility stage of development.  Our wind project is also in the early feasibility stage of development.  To date, we have not completed construction of any of the projects and we have not received any revenue from any of the projects.  There can be no assurance given that these projects will be completed in a timely manner, if at all. We will require additional funds to complete these projects, estimated at $200,000,000 in the aggregate.  The feasibility stage of development is the stage of development where the preliminary permits are obtained, measurement of the water flow for hydro-electric projects or wind and weather patterns for wind projects are observed, and final project size are determined.  See Managements’ Discussion and Analysis.   Additionally, if the projects are completed, there is no guarantee that they will be successfully used to create electricity or that they will generate a consistent revenue stream for us.

Our common stock is quoted on the OTCQB under the symbol “MINE”.  On March 30, 2010, the Company effected a 6 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 55,257,500 to 331,545,000 shares.  All share amounts throughout this annual report have been retroactively adjusted for all periods to reflect this stock split.

We have not generated any revenue since inception and during the period ended July 31, 2011, we had an accumulated deficit of ($1,315,972). There is substantial doubt regarding our ability to continue as a going concern.  Our operations are dependent upon our ability to obtain necessary financing and to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding our ability to continue our ability to limit negative cash flow and/or attain profitable operations. As such, the report of our independent certified auditor for the year ended July 31, 2011 is qualified subject to substantial doubt as to our ability to continue as a going concern.

On March 30, 2010, the Company effected a 6 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 55,257,500 to 331,545,000 shares.  All share amounts throughout this registration statement have been retroactively adjusted for all periods to reflect this stock split.

Our principal offices are located at 22503 Katy Highway, Suite 18, Katy, Texas 77450.  Our telephone number is 281-994-4187.

The Projects

Chiligatoro

On May 27, 2010, we acquired 100% of the 6 mega-watt per hour (MWh) Chiligatoro Hydro-Electric Project (“Chiligatoro”) in Intibuca, Honduras. This project is classified as a run-of-the-river project (not a conventional retention dam) and is currently in the feasibility stage of development. Acquisition in this phase of development allows us to have full control of the final design and construction of this project.  To date, the construction of Chiligatoro has not started, and we have not received any revenues from the project. There is no assurance that Chiligatoro will be completed in a timely manner, if at all.   Additionally, if Chiligatoro is completed, there is no guarantee that it will be successfully used to create electricity or that it will generate a consistent revenue stream for us.

Chiligatoro has received approval from the National Energy Commission, signed a 30 Year Operations Contract with SERNA and is currently negotiating its Power Purchase Agreement (PPA) with ENEE. Chiligatoro is awaiting final approval from the Honduran National Congress. This Congressional Approval acts as a “defacto” guarantee. This approval makes Chiligatoro’s Power Purchase Contracts a recorded law in the Honduran National Congress. Final approval and start of construction is anticipated by early 2012.

The revenue for Chiligatoro (or any hydro or wind project) is expected to be generated from the following; however there can be no guarantee that such anticipated revenue level or any revenue at all will be generated:

☐☐☐	Power Generation Sales

☐☐☐	Chiligatoro Example: 6 MWh x 24 hr/day x $115.97 /MWh = US$ 16,700 / day or US$ 6,095,000 per year of Gross Energy Generation Revenue

☐☐☐	Carbon Credits

☐☐☐
Carbon Emission Reduction (CER) Credits can be pre-sold or traded on the open market. The spot price is currently over US$ 10 per Credit. Carbon Credits are relatively new but are measured in tonnes of CO2.

☐☐☐	The Chiligatoro Project is expected eliminate approximately 27,000 tonnes of CO2.per year, or earn 27,000 CER Credits annually. 27,000 CER /year x $10 /CER = US$ 270,000 per year.

☐☐☐	Reforestation in Project Buffer Zone

☐☐☐
Reforestation generates revenue directly and indirectly. Planting tropical hardwood trees such as mahogany is expected to generate direct revenue in less than 20 years. Current prices yield more than US$ 8,000 per tree.

☐☐☐
More importantly, reforestation of the Project’s Buffer Zone (water supply zone) is expected to increase the Projects total efficiency within a couple years adding additional power generation revenue. This increase in efficiency is typically 2 – 3%. Additional CER Credits are also realized with reforestation.

We acquired the rights to Chiligatoro from ROTA INVERSIONES S.DE R.L., a corporation formed under the laws of Honduras (“Rota”), pursuant to the terms of an acquisition agreement we entered into with  Rota on May 27, 2010.  We agreed to pay Rota at total of 18,000,000 shares of common stock consisting of 9,000,000 shares of our  common stock within 3 days of closing, 4,500,000 shares of our common stock within 180 days of closing and 4,500,000 shares of our common stock upon us raising of $12,000,000 no later than 24 months after closing.  We also agreed to pay Rota a royalty of 10% of the adjusted gross revenue, derived after all applicable taxes, from Chiligatoro prior to completion of the payment of the foregoing.  Further, we agreed to pay Rota a royalty of 20% of the adjusted gross revenue, derived after all applicable taxes, from Chiligatoro after the completion of the payout for the life of Chiligatoro, including any renewal, transfer or sale, if any, in perpetuity.  “Payout” is defined as all associated costs related to the development of Chiligatoro.  If we are unable to obtain the financing requirements of the agreement, Rota will have the right to terminate the agreement with full rights of rescission, and all rights, title and interest to Chiligatoro shall be transferred back to Rota.  13,500,000 shares of common stock were issued to ROTA on June 4, 2010.

Iscan

On January 5, 2011, we acquired 100% of the 4 mega-watt per hour (MWh) Iscan Hydro-Electric Project (“Iscan”) in Olancho, Honduras. This project is classified as a run-of-the-river project (not a conventional retention dam) and is currently in the feasibility stage of development. Acquisition in this phase of development allows us to have full control of the final design and construction of this project.  To date, the construction of Iscan has not started, and we have not received any revenues from the project. There is no assurance that Iscan will be completed in a timely manner, if at all.   Additionally, if the Iscan project is completed, there is no guarantee that it will be successfully used to create electricity or that it will generate a consistent revenue stream for us.

We acquired the rights to Iscan from Energetica de Occidente S.A. de C.V., a corporation formed under the laws of Honduras (the “Energetica”), pursuant to the terms of an acquisition agreement we entered into with the Iscan Seller on January 5, 2011.  We agreed to pay Energetica a total of 1,000,000 shares of common stock consisting of 500,000 shares of our common stock within 30 days of closing and 500,000 shares of our common stock upon us raising $8,500,000 no later than 36 months after closing.  We also agreed to pay the Energetica a royalty of 10% of the adjusted gross revenue, derived after all applicable taxes, from Iscan prior to completion of the payment of the foregoing.   If we default on financing obligations under this agreement, Energetica  can terminate this agreement, rescind the sale of these rights to us, and all rights, title and interest to Iscan will be transferred back to Energetica.  Minerco has not issued any shares because it is awaiting approval from SERNA for the project before the transfer of title and we expect title to be transferred in the middle of the second quarter of calendar year 2012.

Caserio Rio Frio

On January 10, 2011, we entered into a binding letter of intent with Sesacepa Energy Company S.A. de CV (“SENCO”), a corporation formed and operated under the laws of Honduras (”SENCO”), for the acquisition of a 30% interest in a Hydro – Electric Project known as “Caserio Rio Frio Hydro – Electric Project” in Honduras in Central America (”Caserio Rio Frio”).  The agreement also provides for us to obtain a minimum 30% interest and a maximum 80% interest in the remaining 2 phases of Caserio Rio Frio known as “El Chaguiton and El Palmar.”  Actual ownership will be determined at the actual equity placement for the projects.  We will pay SENCO$562,028 over the course of a twelve (12) month period upon execution of a definitive agreement.

Sayab

On January 18, 2011, we acquired 100% of the 100 mega-watt per hour (MWh) Sayab Wind Project (“Sayab”) in Choluteca, Honduras. This project is currently in the feasibility stage of development. Acquisition in this phase of development allows us to have full control of the final design and construction of this project.  To date, the construction of Sayab has not started, and we have not received any revenues from the project. There is no assurance that  Sayab will be completed in a timely manner, if at all.   Additionally, if  Sayab  is completed, there is no guarantee that it will be successfully used to create electricity or that it will generate a consistent revenue stream for us.

We acquired the rights to Sayab  from  Energia Renovable Hondurenas S.A., a corporation formed under the laws of Honduras (the “ Sayab Seller”), pursuant to the terms of an acquisition agreement we entered into with the Sayab Seller on January 18, 2011.  We agreed to pay the Sayab Seller a total of 1,000,000 shares of common stock consisting of 500,000 shares of our common stock within 30 days of closing and 500,000 shares of our common stock upon us raising $10,000,000 no later than 18 months after closing.  We also agreed to pay the Sayab Seller a royalty of 6% of the adjusted gross revenue, derived after all applicable taxes, from Sayab prior to completion of the payment of the foregoing.   Further, we agreed to pay the Sayab Seller a royalty of 12% of the adjusted gross revenue, derived after all applicable taxes, from Sayab after the completion of the payout for the life of Sayab, including any renewal, transfer or sale, if any, in perpetuity.  “Payout” is defined as all associated costs related to the development of Sayab.  As additional consideration for this Agreement, the Sayab Seller will have the right to, upon written notice delivered to us , to purchase back from us up to an additional 8% of Sayab.  The buyback purchase price will be determined by actual costs incurred by us relating to Sayab.  The Sayab Seller can buy back or obtain 0.5% increments until a maximum 20% total interest is obtained.  If we are unable to obtain the financing requirements of this agreement, the Sayab Seller shall have the right to terminate this agreement with full rights of rescission, and all rights, title and interest to Sayab shall be transferred back to the Sayab Seller.  Minerco has not issued any shares because it is awaiting approval from SERNA for the project before the transfer of title and we expect title to be transferred in the middle of the second quarter of calendar year 2012.

Rio Sixe

On January 24, 2011, we entered into a binding letter of intent with Sesacepa Energy Company S.A. de CV (“SENCO”), a corporation formed and operated under the laws of Honduras (“the Rio Sixe Seller”) for the acquisition of a minimum 30% interest and a maximum of 80% interest in a Hydro – Electric Project known as “Rio Sixe Hydro – Electric Project” in Honduras in Central America (the “Project”).  We will pay the Rio Sixe Seller $12,800 over the course of a five (5) month period upon execution of a definitive agreement.

Business Plan

We plan to concurrently:

☐☐☐	develop & construct new, ground floor projects;

☐☐☐	acquire existing projects in various stages of development;

☐☐☐	acquire existing projects with operations (already generating power);

☐☐☐	acquire rights to future projects in both the private & public sectors; and

☐☐☐	expand our scope of operations to additional Latin countries.

Benefits of Clean, Renewable Energy Projects in Latin America

Due to growing concerns of energy security and climate change, the Central American Region has widely adopted a shift toward Clean, Renewable Energy generation.  In 1998, Decrees No. 85-98 and 267-98 were passed into Honduran law to promote the development of renewable energy-generating plants. The decrees include tax breaks to developers and a secure buyer for energy at prices equivalent to the system’s short-term marginal cost. The national integrated utility ENEE, which is the default buyer, must pay a premium (10 percent of the same short-run marginal cost) for the electricity generated when the installed capacity is below 50 MW. This framework has facilitated the negotiation of about 30 public/private partnerships with ENEE for small renewable energy plants. In addition, Decree No. 85-98 also establishes tax exemptions in favor of developers including  import and sales taxes on equipment and a five-year income tax holiday.. Most countries rely on fossil fuels for the majority of power generation. Very few countries in the region have native fossil fuel resources and spend huge portions of their budgets on “dirty” energy generation. However, they do have the natural resources for “clean” renewable, sustainable energy creation. In fact, these renewable natural resources are abundant, but they are underdeveloped and largely unexploited.   In order to encourage and stimulate renewable energy investment and development in Central America the major markets have introduced or adopted additional regulatory and fiscal incentives.  In addition, many countries have introduced measures to limit carbon emissions, making renewable energy more desirable.

According to a publication of the Honduras National Commission of Energy in 2011, Honduras has over 100 approved, renewable energy projects. The project locations and government issued rights have been assigned and transferred to entrepreneurs, but almost 90% of the projects are not developed and will not be built anytime soon. The country and its entrepreneurs lack the money to even complete early stage Feasibility Studies on these projects. They lack equity or collateral to obtain standard bank loans and lack the relationships to further their projects alone.

Additionally, the incentives for clean energy generation in these countries are plentiful. Latin American countries have created numerous incentives to promote and streamline development. Region-wide incentives include income tax holidays, no duty on imports for construction, price premiums and payment guarantees.

Clean Energy Incentives in Honduras

We have chosen Honduras as our initial country of focus because it has a vast quantity of natural resources, opportunities and incentives to launch our company into the “green” future. Honduras has been very proactive in the promotion of its energy renewable sources and offers one of the most attractive incentive packages in Central America with long term purchase agreements, tax exemptions, an additional payment for the energy generated by renewable energy and a dispatch guarantee.  Our management team has developed extensive relationships in Honduras, both in the private and public sectors. In addition, Honduras has adopted some of the most profitable incentives for clean energy within the region. Incentives include:

☐☐☐	Clean energy price (10% over “dirty” marginal cost, currently $115.97 /MWh);
☐☐☐	Payable in US$ (to counter currency fluctuations);

☐☐☐	contract guarantee from National Congress (mitigate political/country risk);
☐☐☐	No import or sales taxes on construction materials;

☐☐☐	No sales tax on electricity sales;
☐☐☐	Income tax holiday (10 years); and

☐☐☐	Clean energy required to be purchased first by power grid (Honduras law).
Competition

The renewal energy industry is highly competitive and characterized by rapid change resulting from technological advances and scientific discoveries. Not only will we compete with other hydro electric power generation companies, but we will also compete with producers and suppliers of other forms of energy such as fossil fuel and oil.  We will compete in the Central American domestic market with other Central America power generation companies. We face direct competition from Meso America Energy, Globeleq Power, Aggreko, Wartsila, Energy of Central America, Hidrocep Honduras, Hidrocci and face indirect competition from several companies that offer alternative products. These power companies and a number of other power producers have substantially greater financial, infrastructure or other resources than we do. We may also face competition from new entrants to the hydropower industry having business objectives similar to ours, including venture capital and private equity funds, leveraged buyout funds, and other operating businesses that may offer more advanced technological capabilities or that have greater financial resources. The ability of our competitors to access resources that we cannot access may prevent us from acquiring additional hydropower projects in strategic locations or from increasing our generating capacity. There is also increasing competition among operating power plants for increases in dispatched output, higher on-grid tariffs and land use rights. If we are unable to compete successfully, our growth opportunities to increase generating capacity may be limited and our revenue and profitability may be adversely affected. In recent years, the ongoing reform of the Central American power industry has included experimental programs to set on-grid tariffs through competitive bidding among thermal power plants. The tariffs determined by competitive bidding may be lower than the pre-approved tariffs for planned output. In the future, competitive bidding may extend to hydroelectric power plants and further increase price competition among domestic power generation companies.

We also compete with producers and manufacturers of other sources of energy.  The demand for power plants that produce electricity from renewable energy sources such as water depends in part on the cost of generation from other sources of energy. The terms under which supplies of petroleum, coal, natural gas and other fossil fuels, as well as uranium, can be obtained are key factors in determining the economic interest of using these energy sources rather than renewable energy sources. The principal energy sources in competition with renewable energy sources are petroleum, coal, natural gas and nuclear energy. The current price levels for fossil fuels, in particular, petroleum and natural gas, have enhanced the price competitiveness of electricity from renewable energy. A decline in the competitiveness of electricity from renewable energy sources in terms of cost of generation, technological progress in the exploitation of other energy sources, discovery of large new deposits of oil, gas or coal, or the recent decline in prices of those fuels from historically high levels, could weaken demand for electricity generated from renewable energy sources.

In the renewable energy sector, competition primarily exists with regard to factors such as bidding for available sites, performance of sites in generation, quality of technologies used, price of power produced and scope and quality of services provided, including operation and maintenance services. A decline in the competitiveness of electricity generated from hydroelectric sources in terms of such factors could weaken demand for hydroelectric power.

Employees

As of October 13, 2011, we had 4 full time employees.   We currently expect to hire approximately 10-15 employees and/or consultants over the next 12 months providing that we have adequate funding to do so, which will cause us to incur additional costs.

INDUSTRY OVERVIEW

REGULATION

All of our power plants in Central America will be subject to extensive regulation by the Central American governmental authorities, including central governmental authorities such as the Ministry of Commerce, the State Administration for Industry and Commerce, the National Development and Reform Commission, the State Electricity Regulatory Commission, the State Administration of Taxation, the Ministry of Environmental Protection, the Ministry of Communications and Transportation, the Ministry of Water Resources, the Ministry of Land and Resources and the Ministry of Housing and Urban-Rural Development, as well as their provincial and local counterparts. Government regulations will address virtually all aspects of our operations, including, among others, the following:

●	planning and construction of our plant in Chiligatoro and new power plants;

●	the granting of power generation, dispatch and supply permits;

●	the amount and timing of power generation;

●	the setting of on-grid tariffs paid to power producers and power tariffs paid by consumers of electricity;

●	power grid control and power dispatch, including the setting of preferential policies for the dispatch of renewable energy generated power;

●	allocation of water resources and control of water flows;

●	environmental protection and safety standards;

●	acquisitions by foreign investors; and

●	taxes, in particular Enterprise Income Tax and Value Added Tax.

Our costs of compliance with, and reliance on, this regulatory system will be significant to our business. An increase in the cost of compliance could increase our operating costs and expenses and materially and adversely affect our results of operations. Moreover, policy movements against renewable energy power producers could limit our opportunities for growth and materially and adversely affect our revenues.

We will also be required to obtain a permit from the State Electricity Regulatory Commission prior to operating any plant.  A new permit system was established in 2005, which requires all existing and new power generating, dispatching and supplying companies to obtain permits from the State Electricity Regulatory Commission. The State Electricity Regulatory Commission has been in the process of implementing the new permit system. By the end of 2008, the State Electricity Regulatory Commission had issued 6,170 power generating permits. We have submitted applications for power generation permits for our plant being constructed, but have not yet received the permits. The granting of a power generation permit for a new power generation project is a time-consuming and complicated process. A failure to obtain a power generation permit may have a material adverse effect on our business operations, including the forfeiture of income and the imposition of fines.

Property

Our principal office is located at 22503 Katy Highway, #18, Katy, Texas 77450. This space consists of approximately 150 square feet.

We are currently subject to a  month to month contract for a monthly rental payment of $140 for an executive suite in Katy, Texas.   See ”Business – Projects”  above for a description of the properties located in Honduras.

Legal Proceedings

We are not a party to any material legal proceedings.

We may occasionally become subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB, which is maintained by FINRA. The OTCQB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTCQB under the symbol “MINE”.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending July 31, 2011
Quarter Ended	High $ (1)		Low $ (1)
July 31, 2011		.0062		.0036
April 30, 2011	.	.009	.	.006
January 31, 2011		.010		.006
October 31, 2010		.0115		.003

Fiscal Year Ending July 31, 2010
Quarter Ended	High $	Low $
July 31, 2010	.0245	.0083
April 30, 2010	N/A	N/A
January 31, 2011	N/A	N/A
October 31, 2011	N/A	N/A

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

On October 13, 2011, we had approximately 68 shareholders of record of our common stock.

Dividends

As of October 13, 2011, we had not paid any dividends on shares of our common stock and we do not expect to declare any or pay any dividends on shares of our common stock in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Our future dividend policy will be subject to the discretion of our Board of Directors and will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board.

Purchase of Equity Securities by the Small Business Issuer and Affiliated Purchasers

We did not repurchase any shares of our common stock during the year ending July 31, 2010.

Sales of Unregistered Securities

On June 4, 2010, we issued 13,500,000 shares of common stock pursuant to an acquisition agreement for the Chiligatoro Hydro-Electric Project dated May 27, 2010.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The offering and sale of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On October 14, 2010, we issued 2,000,000 shares of common stock pursuant to legal services performed.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On December 6, 2010, we issued 16,000,000 shares of common stock pursuant to a consultant agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the  consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On December 6, 2010, we issued 1,750,000 shares of common stock to various employees as a sign on bonus.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, these employees had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On December 16, 2010, we issued 30,000,000 shares of common stock to our Chief Financial Officer pursuant to an employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On December 16, 2010, we issued 18,707,202 shares of common stock pursuant to an Investment Agreement dated December 2, 2010.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On January 11, 2011, we issued 10,000,000 shares of our Class A Convertible Preferred stock to our Chief Executive Officer pursuant to an employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On February 3, 2011 we issued one convertible promissory notes in the principal amount of $53,000 that bear interest at a rate of 8% per annum and converts to common stock at a variable conversion price of 58% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  On August 8, 2011, we amended the conversion price to 31% of the market price.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On March 29, 2011 we issued one convertible promissory notes in the principal amount of $27,500 that bear interest at a rate of 8% per annum at a variable conversion price of 58% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  On September 27, 2011, we amended the conversion price to 31% of the market price.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On May 12, 2011, we issued 2,000,000 shares of common stock pursuant to a non circumvent and finder’s fee agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On June 6, 2011, we issued 25,000,000 shares of common stock pursuant to an addendum to a consulting agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the  consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On June 6, 2011 we issued one convertible promissory notes in the principal amount of $36,000  that bear interest at a rate of 5% per annum and converts to common stock at a variable conversion price of 50% of the market price calculated based on the average of the lowest day during the preceding 5 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On June 22, 2011 we issued one convertible promissory notes in the principal amount of $32,500 that bear interest at a rate of 8% per annum at a variable conversion price of 55% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On July 31, 2011, we issued 7,000,000 shares of common stock to our Chief Executive Officer as a year-end bonus.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On July 31, 2011, we issued 7,000,000 shares of common stock to our Chief Financial Officer as a year-end bonus.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On August 6, 2011 we issued one convertible promissory notes in the principal amount of $18,000  that bear interest at a rate of 5% per annum and converts to common stock at a variable conversion price of 50% of the market price calculated based on the average of the lowest day during the preceding 5 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On August 8, 2011, we issued 7,058,824 shares of common stock pursuant to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On August 9, 2011 we issued one convertible promissory notes in the principal amount of $27,500 that bear interest at a rate of 8% per annum at a variable conversion price of 55% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On August 28, 2011, we issued 20,000,000 shares of common stock pursuant to a consulting agreement.  The issuance of stock was exempt from registration under Section 4 (2). No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On August 28, 2011, we issued 40,000,000 shares of common stock to our Chief Financial Officer pursuant to an amendment to his employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On August 28, 2011, we issued 5,000,000 shares of our Class A Convertible Preferred stock to our Chief Financial Officer pursuant to an amendment to his employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On September 1, 2011 we issued two convertible promissory notes in the principal amount of $100,000 that bear interest at a rate of 10% per annum and convert at a conversion price of $.0004 per share in exchange for promissory notes issued in the aggregate principal amount of $100,000. . We exchanged our securities with existing stockholders and no remuneration or commission was paid in reliance on under Section 3 (a)(9) of the Securities Act.

On September 1, 2011, we issued 132,000,000 shares of common stock pursuant to the conversion of a convertible promissory note.  We exchanged our securities with existing stockholders and no remuneration or commission was paid in reliance on  under Section 3 (a)(9) of the Securities Act.

On September 2, 2011, we issued 20,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares.

On September 12, 2011, we issued 12,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares

On September 16, 2011, we issued 20,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares.

On September 27, 2011 we issued one convertible promissory notes in the principal amount of $35,000 that bear interest at a rate of 8% per annum at a variable conversion price of 51% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering.

On October 10, 2011, we issued 15,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.
Financial Operations Overview

Business Overview

We have only recently begun operations and to date have relied upon the sale of our securities to fund our limited operations.

Minerco Resources, Inc. was incorporated as a Nevada company on June 21, 2007 and our only subsidiary is Minerco Honduras S.A. We were engaged in the acquisition of interests and leases in oil and natural gas properties from our inception in June 2007 through May 27, 2010. In May  2010 we changed the focus of our business to the development, production and provision of clean, renewable energy solutions in Central America.

We currently have an interest in two Hydro-Electric Projects and one Wind project in various parts of Honduras.  Both of our Hydro-Electric projects are classified as as run-of-the-river projects (not conventional retention dams).  Our Chiligatoro Hydro-Electric Project is  in the permitting stage of development and our Iscan Hydro-Electric Project is currently in the feasibility stage of development.. To date, we have not completed construction of any of the projects and therefore we have not received any revenue from any of the projects.  There can be no assurance given that these projects will be completed in a timely manner, if at all.   We will require additional funds to complete these projects, estimated at $200,000 in the aggregate.  Additionally, even if we complete construction of the projects, there is no guarantee that they will be successfully used to create electricity or that will generate a consistent revenue stream for us.  The feasibility stage of development is the stage of development where the preliminary permits are obtained, measurement of the water flow for hydro-electric projects or wind and weather patterns for wind projects are observed, and final project size are determined.

We have not generated any revenue since inception and during the twelve months ended July 31, 2011, we had an accumulated deficit of $1,315,972, a stockholder’s deficit of $50,412 and a net loss of $1,079,916. There is substantial doubt regarding our ability to continue as a going concern.  Our operations are dependent upon our ability to obtain necessary financing and our ability to limit our negative cash flow and/or attain profitable operations.   As such, the report of our independent certified auditor for the year ended July 31, 2011 is qualified subject to substantial doubt as to our ability to continue as a going concern.

On March 30, 2010, we effected a 6 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 55,257,500 to 331,545,000 shares.  All share amounts throughout this Annual Report have been retroactively adjusted for all periods to reflect this stock split.

Looking Forward

Due to growing concerns of energy security and climate change, the Central American Region has widely adopted a shift toward Clean, Renewable Energy generation. Most countries rely on fossil fuels for the majority of power generation. Very few countries in the region have native fossil fuel resources and spend huge portions of their budgets on “dirty” energy generation. However, they do have the natural resources for “clean” renewable, sustainable energy creation. In fact, these renewable natural resources are abundant, but they are underdeveloped and largely unexploited.   In order to encourage stimulate renewable energy investment and development in Central America the major markets have introduced or adopted additional regulatory and fiscal incentives.  In addition, many countries have introduced measure to limit carbon emissions, making renewable energy more desirable.

According to a publication of the Honduras National Commission of Energy in 2011, Honduras has over 100 approved, renewable energy projects. The project locations and government issued rights have been assigned and transferred to these entrepreneurs, but almost 90% of the projects are not developed and will not be built anytime soon. The country and many of its entrepreneurs lack the money to even complete Feasibility Studies on these projects. They lack equity or collateral to obtain standard bank loans and lack the relationships to further their projects alone.

Additionally, the incentives for clean energy generation in these countries are plentiful. Central American countries have created numerous incentives to promote and streamline development of clean energy. Region-wide incentives include income tax holidays, no duty on imports for construction, price premiums and payment guarantees.

Significant Accounting Policies

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, valuation of intangible assets and investments, share-based payments, income taxes and litigation. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from our estimates could have a significant adverse effect on our operating results and financial position. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.

Valuation of Intangible Assets

As our business acquires the rights to other Hydro-Electric Projects that will result in the recording of intangible assets, and the recorded values of those assets may become impaired in the future. As of July 31, 2011, our intangible assets, net of accumulated amortization, were $715,500. The determination of the value of such intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements. For intangible assets purchased in a business combination or received in a non-monetary exchange, the estimated fair values of the assets received (or, for non-monetary exchanges, the estimated fair values of the assets transferred if more clearly evident) are used to establish their recorded values, except when neither the values of the assets received or the assets transferred in non-monetary exchanges are determinable within reasonable limits. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. An estimate of fair value can be affected by many assumptions which require significant judgment. For example, the income approach generally requires assumptions related to the appropriate business model to be used to estimate cash flows, total addressable market, pricing and share forecasts, competition, technology obsolescence, future tax rates and discount rates. Our estimate of the fair value of certain assets may differ materially from that determined by others who use different assumptions or utilize different business models. New information may arise in the future that affects our fair value estimates and could result in adjustments to our estimates in the future, which could have an adverse impact on our results of operations.

We assess potential impairments to intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recovered. Our judgments regarding the existence of impairment indicators and future cash flows related to intangible assets are based on operational performance of our businesses, market conditions and other factors. Although there are inherent uncertainties in this assessment process, the estimates and assumptions we use, including estimates of future cash flows, volumes, market penetration and discount rates, are consistent with our internal planning. If these estimates or their related assumptions change in the future, we may be required to record an impairment charge on all or a portion of our goodwill and intangible assets. Furthermore, we cannot predict the occurrence of future impairment-triggering events nor the impact such events might have on our reported asset values. Future events could cause us to conclude that impairment indicators exist and that goodwill or other intangible assets associated with our acquired businesses are impaired. Any resulting impairment loss could have an adverse impact on our results of operations.

Principles of Consolidation

Our Company consolidates all entities that we control by ownership of a majority voting interest. Currently, we have one subsidiary, Minerco Honduras S.A. which we own 100% interest.

Uncertainties

We are a development stage company that has only recently begun operations. We have not generated any revenues from our business activities, and we do not expect to generate revenues for the foreseeable future. Since our inception, we have incurred operational losses, and we have been issued a going concern opinion by our auditors. To finance our operations, we have completed several rounds of financing and raised $454,449 through private placements of our common stock and debt financing.

Our most advanced projects are at the exploration stage and there is no guarantee that any of the projects or properties in which we may acquire an interest will be successful. There is also no guarantee that any development stage clean, renewable energy project we acquire will produce commercially viable quantities of electricity. We plan to undertake exploration activities on any properties in which we acquire an interest, but further exploration beyond the scope of our planned activities will be required before we make a final evaluation regarding the economic feasibility of drilling on any of them. There is no assurance that further exploration will result in a final evaluation that commercially viable quantities of electricity can be produced on any of these properties.

We anticipate that we will require additional financing in order to complete our acquisition and development activities. We currently do not have sufficient financing to fully execute our business plan and there is no assurance that we will be able to obtain the necessary financing to so. Accordingly, there is uncertainty about our ability to continue to operate.

Results of Operations

Our results of operations are presented below:

	Year Ended July 31, 2011	Year Ended July 31, 2010	Period from June 21, 2007 (Date of Inception) to July 31, 2011
Loan Recovery	$-	$(13,000)	$(13,000)
Impairment of Note Receivable	-	2,700	32,700
General and Administrative Expenses	972,000	88,609	1,142,856
Chiligatoro Operating Expenses	15,500	45,500	61,000
Interest Expense	3,476	-	3,476
Accretion of discount on convertible debt	61,659		61,659
Loss on derivative liability	42,216		42,216
Gain on Settlement of debt	(14,935)		(14,935)
Net Loss	$1,079,916	$123,809	$1,315,972
Net Loss per Share –Basic and Diluted	$(0.00)	$(0.00)	N/A
Weighted Average Shares Outstanding	392, 983,317	333,653,219	N/A

Results of Operations for the Twelve Months Ended July 31, 2011 compared to the Twelve Months Ended July 31, 2010

During the twelve months ended July 31, 2011 we incurred a net loss of $1,079,916, compared to a net loss of $123,809 during the same period in fiscal 2010. Our net loss per share did not change during these periods. The increase in our net loss during the twelve months ended July 31, 2011 was primarily due to increased General and Administrative Expense and operating costs relating to operating expenses for the Chiligatoro Hydro-Electric Project, increase in compensation expense due to the hiring of 4 employees, increase in consulting expense and professional fees.

Our total operating expenses for the twelve months ended July 31, 2011 were $987,500, compared to operating expenses of $134,109 during the same period in fiscal 2010. Our total operating expenses during the twelve months ended July 31, 2011 consisted of $315,834 in compensation expense, $176,765 in stock compensation expense, $261,600 in consulting fees, $77,863 in professional fees, $139,938 in general and administrative expenses and $15,500 for Chiligatoro Operating Costs, and we did not incur any foreign exchange losses, management fees, rent expenses or other operating expenses.

Our general and administrative expenses consist of professional fees, transfer agent fees, investor relations expenses and general office expenses. Our professional fees include legal, accounting and auditing fees.

Results of Operations for the Period from June 21, 2007 (Date of Inception) to July 31, 2011

From our inception on June 21, 2007 to July 31, 2011 we did not generate any revenues and we incurred a net loss of $1,315,972. We may not generate significant revenues from our interest in the Chiligatoro Hydro-Electric Project, Iscan Hydro-Electric Project or Sayab Wind Project or any other properties in which we acquire an interest, and we anticipate that we will incur substantial losses for the foreseeable future.

Our total operating expenses from our inception on June 21, 2007 to July 31, 2011 were $1,203,856, consisting of compensation expense of $359,259, $176,765 in stock compensation expense, $261,600 in consulting expense, $119,083 in professional fees, general and administrative expenses equal to $226,149 and Chiligatoro Operating costs of $61,000. We have not incurred any foreign exchange losses, management fees, rent expenses or other operating expenses since our inception.

Our general and administrative expenses consist of transfer agent fees, and general office expenses. Our professional fees include legal, accounting and auditing fees.

From our inception on June 21, 2007 to July 31, 2011 we also received $13,000 in the form of proceeds from loan recovery and incurred $32,700 in expenses related to the impairment of a note receivable.

Liquidity and Capital Resources

As of July 31, 2011 we had $150 in cash, $1,816 in prepaids, and $717,466 in total assets, $767,878 in total liabilities and a working capital deficit of $765,912. Our accumulated deficit from our inception on June 21, 2007 to July 31, 2011 was $1,315,972 and was funded primarily through equity and debt financing.

We are dependent on funds raised through our equity and debt financing, and since our inception on June 21, 2007, we have raised gross proceeds of $90,514 in cash from the sale of our common stock, $349,000 in proceeds from loans, and $49,423 from advances from related parties.

From our inception on June 21, 2007 to July 31, 2011 we spent net cash of $479,969 on operating activities. During the twelve months ended July 31, 2011 we spent net cash of $304,254 on operating activities, compared to net cash spending of $113,725 on operating activities during the same period in fiscal 2010. The increase in expenditures on operating activities for the twelve months ended July 31, 2011 was primarily due to an increase operating expenses due the operations of the Chiligatoro project and the hiring of employees.

From our inception on June 21, 2007 to July 31, 2011 we spent net cash of $10,000 on investing activities, all of which was in the form of a loan to a third party. We did not spend net cash on investing activities during the twelve months ended July 31, 2011.  We did not spend net cash on investing activities during the same period in fiscal 2010.

From our inception on June 21, 2007 to July 31, 2011 we received net cash of $490,119 from financing activities, of which $90,514 were proceeds from the issuance of our common stock and $349,000 were proceeds from loans and $49,423 from advances from related parties. During the twelve months ended July 31, 2011 we did receive $283,488 net cash from financing activities, compared to net cash received of $116,117 during the same period in fiscal 2010. The increase in receipts from financing activities for the twelve months ended July 31, 2011 was primarily due to an increase in proceeds from loans.

During the twelve months ended July 31, 2011 our monthly cash requirements to fund our operating activities was approximately $22,037. Our cash of $150 as of July 31, 2011 is sufficient to cover our current monthly burn rate for less than one month.

We estimate our planned expenses for the next 24 months (beginning October 2011) to be approximately $13,801,000, as summarized in the table below.

Description	Potential completion date	Estimated Expenses ($)
Complete Feasibility & Environmental Studies	6 months	1,000,000
Project Permitting	6 months	85,000
Lease/Land Purchase	6 months	500,000
Final Construction Design	6 months	150,000
Engineering & Construction Consultants	6 months	200,000
Mobilization of Equipment	6 months	200,000
Stage 1 Construction	12 months	2,600,000
Stage 2 Construction	18 months	2,800,000
Stage 3 Construction	24 months	3,700,000
Professional Fees (legal and accounting)	12 months	100,000
Project Supervision	12 months	150,000
Project Socialization	12 months	75,000
General and administrative expenses	12 months	1,150,000
Contingencies (10%)	24 months	1,091,000
Total		13,801,000

Our general and administrative expenses for the year will consist primarily of transfer agent fees, investor relations expenses and general office expenses. The professional fees are related to our regulatory filings throughout the year.

Based on our planned expenditures, we require additional funds of approximately $13,800,850 (a total of $13,801,000 less our approximately $150 in cash as of July 31, 2011) to proceed with our business plan over the next 24 months. If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.

We anticipate that we will incur substantial losses for the foreseeable future. Although we acquired a 100% interest in the Chiligatoro Hydro-Electric Project, Iscan Hydro-Electric Project and Sayab Wind Project, there is no assurance that we will receive any revenues from this interest. Meanwhile, even if we purchase other non-operated interests in hydro-electric projects or wind projects or begin construction activities on any properties we may acquire, this does not guarantee that these projects or properties will be commercially exploitable.

Our activities will be directed by V. Scott Vanis, our President, Chief Executive Officer and a member of the Board of Directors and Sam J Messina III, our Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors, who will also manage our operations and supervise our other planned acquisition activities.

Future Financings

Our financial statements for the year ended July 31, 2011 have been prepared on a going concern basis and contain an additional explanatory paragraph in Note 1 which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our securities to fund our operations. We may not generate any revenues from our interest in the Chiligatoro Hydro-Electric Project, Iscan Hydro-Electric Project or Sayab Wind Project, or from any of the hydro-electric projects in which we acquire an interest. Accordingly, we are dependent upon obtaining outside financing to carry out our operations and pursue any acquisition and exploration activities.  In addition, we require funds to meet our current operating needs and to repay certain demand note obligations and other convertible debt obligations that will mature shortly.

Of the $13,801,000 we require for the next 24 months, we had approximately $150 in cash as of July 31, 2011. We intend to raise the balance of our cash requirements for the next 24 months (approximately $13,800,850) from private placements, shareholder loans or possibly a registered public offering (either self-underwritten or through a broker-dealer). If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any broker-dealer to provide us with financing, and there is no guarantee that any financing will be available to us or if available, on terms that will be acceptable to us. We intend to negotiate with our management and any consultants we may hire to pay parts of their salaries and fees with stock and stock options instead of cash.  Although we have an equity line with Centurion Private Equity, LLC , we have been unable to derive any financing from the equity line due to our inability to meet the volume conditions necessary to initiate a put under such equity line.  There can be no assurance that we will ever meet such conditions or therefore ever be able to utilize the equity line.

If we are unable to obtain the necessary additional financing, then we plan to reduce the amounts that we spend on our acquisition and construction activities and our general and administrative expenses so as not to exceed the amount of capital resources that are available to us. Specifically, we anticipate that we will defer construction and certain acquisitions pending the receipt of additional financing. Still, if we do not secure additional financing our current cash reserves and working capital will be not be sufficient to enable us to sustain our operations and for the next 12 months, even if we do decide to scale back our operations.

Outstanding Indebtedness

Set forth below is a chart of our outstanding debt obligations as   of October 13, 2011:

Bridge Notes Payable
Name	Amount	Date of Issuance	Maturity Date	Features

Convertible Promissory Note	$53,000	2/3/11	11/7/11	8% interest rate converts at a variable conversion price of 31% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days
Convertible Promissory Note	$27,500	3/29/11	12/9/11	8% interest rate converts at a variable conversion price of 31% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days
Convertible Promissory Note	$36,000	6/6/11	12/6/12	5% interest rate converts at a variable conversion price of 50% of the market price calculated based on the average of the lowest day during the preceding 5 days
Convertible Promissory Note	$32,500	6/22/11	3/26/12	8% interest rate converts at a variable conversion price of 55% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days
Convertible Promissory Note	$18,000	8/6/11	2/6/12	5% interest rate converts at a variable conversion price of 50% of the market price calculated based on the average of the lowest day during the preceding 5 days
Convertible Promissory Note	$27,500	8/9/11	5/11/12	8% interest rate converts at a variable conversion price of 55% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days
Convertible Promissory Note	$100,000	9/1/11	Any Time
10% interest rate
converts at $.0004 per share unless an event of default and then converts at the lower of par value and half the average bid over the five trading days prior to conversion but in no case less than a 51% interest in the Company

Convertible Promissory Note	$100,000	9/1/11	Any Time
10% interest rate
converts at $.0004 per share unless an event of default and then converts at the lower of par value and half the average bid over the five trading days prior to conversion but in no case less than a 51% interest in the Company

Convertible Promissory Note	$35,000	9/27/11	6/29/12	8% interest rate converts at a variable conversion price of 51% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days

Outstanding Notes

As of October 13, 2011 our obligation sunder outstanding notes totaled an aggregate principal amount of $429,500.  Of such amount $200,000 is due on demand and $53,000 is due November 2011.  We currently do not have sufficient funds to pay any of the notes.

On October 12, 2010, we issued a promissory note to an unrelated third party in the amount of $200,000 in consideration for monies loaned to our company.  The promissory note is non-interest bearing and due on demand.   We currently do not have the funds necessary to repay this debt if a demand were to be made. The promissory note was subsequently sold to two unrelated parties, each acquiring $100,000 of the principal amount owed under the  promissory note. On September 1, 2011, we entered into two agreements, each of which provide for the exchange of the principal amount of $100,000 of the promissory notes  for convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $100,000.  Each Convertible Note plus accrued interest of 10% may be converted into shares of common stock of the Company at any time before the maturity date by the Convertible Note holder at a conversion price of $0.0004 per share at the time of conversion. In the event of a default by the Company, each Convertible Note plus accrued interest may be converted into shares of common stock of the Company at any time after the default date by the Convertible Note holder at a conversion price of the lower of (i) par value or (ii) half of the average bid price over the five trading days prior to the conversion date,  but in no case for an amount less than a 51% interest in the Company. The Company is obligated to register the shares underlying the Convertible Notes under the Securities Act of 1933 until shares become available for resale under Rule 144(k).

On each of February 3, 2011, March 29, 2011, June 22, 2011, August 9, 2011 and September 27, 2011 we entered into a Securities Purchase Agreement and Convertible Promissory Note with Asher Enterprises for $53,000, $27,500, $32,500, $27,500 and $35,000 respectively.  The convertible notes carries an 8% rate of interest and the February and March  is convertible into common stock at a variable conversion price of 31% of the market price and the June  and August Notes are convertible into common stock at a variable conversion price of 55% of the market price and the the September Note is convertible into common stock at a variable conversion price of 51% of which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The promissory note issued in February is due on November 7, 2011, the promissory note issued in March is due December 29, 2011,.the promissory note issued on June 22, 2011 is due on March 26, 2012, the promissory note issued on August 9, 2011 is due on May 11, 2012 and the promissory note issued on September 27, 2011 is due on June 29, 2012.

On September 1, 2011, we entered into two agreements, each of which provide for the exchange of the promissory note dated October 12, 2010 in the principal amount of $100,000 for convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $100,000.  Each Convertible Note plus accrued interest of 10% may be converted into shares of our common stock at any time before the maturity date by the Convertible Note holder at a conversion price of $0.0004 per share at the time of conversion. In the event of a default by us each Convertible Note plus accrued interest may be converted into shares of our common stock at any time after the default date by the Convertible Note holder at a conversion price of the lower of (i) par value or (ii) half of the average bid price over the five trading days prior to the conversion date,  but in no case for an amount less than a 51% interest in us. We are obligated to register the shares underlying the Convertible Notes under the Securities Act of 1933 until shares become available for resale under Rule 144(k).

On June 6, 2011 and August 6, 2011, we entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and SE Media Partners, Inc. for $36,000 and $18,000, respectively.  The convertible notes carry an 5% rate of interest and are convertible into common stock at a variable conversion price of 50% of the market price which shall be calculated as the average of the lowest day during the preceding 5 days before conversion.  The June Convertible Promissory Note is due on December 6, 2011 and the August Convertible Promissory Note is due on February 6, 2012.

Product Research and Development

We do not anticipate spending any material amounts in connection with product research and development activities during the next 12 months.

Acquisition of Plants and Equipment and Other Assets

Apart from our interest in the Chiligatoro Hydro-Electric Project, the Iscan Hydro-Electric Project and Sayab Wind Project, we do not anticipate selling or acquiring any material properties, plants or equipment during the next 12 months unless we are successful in obtaining additional financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Our current board of directors consists of two individuals, V. Scott Vanis and Sam J Messina III.  Each director will serve until his or her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and each serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of each of our officers and directors is set forth below:

Name and Address	Age	Position(s)
V. Scott Vanis	34	President, Chief Executive Officer
16710 Coyotillo Lane		and Member of the Board of Directors
Houston, TX 77095

Sam J Messina III	32	Chief Financial
9268 E. Dreyfus Place		Officer, Secretary, Treasurer and Member of the
Scottsdale, AZ 85260		Board of Directors

The person named above has held his offices/positions since our inception and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

V Scott Vanis, President, Chief Executive Officer, and  Member of the Board of Directors

On March 23, 2010, V. Scott Vanis was appointed our President, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors.

From May of 2007 to the present, Mr. Vanis has served as President of TC Energy International, SA., which provides international finance and acquisition services to energy companies, national oil companies and foreign governments. Mr. Vanis facilitated the identification, acquisition and financing of high-value properties in Latin and South America.

From June 2003 to the present Mr. Vanis, has served as President of VSV Resources, LLC providing engineering consulting services to exploration and production companies, energy companies, national oil companies and foreign governments. He specialized in complicated, high risk operational procedures throughout the world. During his tenure with VSV, Mr. Vanis has also served as a liaison consultant to the Panamanian & Honduran governments to evaluate potential energy reserves and projects in their respective countries.

From June of 2001 to June of 2003, Mr. Vanis was a Staff Petroleum Engineer with Pinnacle Technologies, Inc. and from June of 2000 through June of 2001 he served BJ Services, Inc. as a Field Petroleum Engineer.

Mr. Vanis holds of Bachelor of Science in Petroleum Engineering from The University of Tulsa.

Mr. Vanis brings to the Board extensive experience to the energy sector of our company, with a focus in specialized operational and energy related financial services.  Having served in senior corporate positions at companies involved in the energy sector, he has a vast knowledge of the alternative energy industry.  His prior business experience also provides him with a broad understanding of the operational, financial and strategic issues facing public companies.
Sam Messina III, Chief Financial Officer, Secretary , Treasurer and Member of the Board of Directors

Previously, Mr. Messina worked at Alternative Energy Development Corporation (ADEC:OTCBB) as Chief Financial Officer and Director from November 2009 to September 2010. He previously worked at Qualcomm, Inc. (QCOM:NASD) at various roles within their accounting and finance team from October 2006 to November 2009.  Prior to that Mr. Messina served as the Chief Financial Officer of Pop3 Media Corp. (POPT:OTCBB) from July 2004 to July 2006.  Mr. Messina holds a B.A. degree in Finance from the Loyola University Chicago and is a Certified Public Accountant in the State of California.

Mr. Messina brings to the Board extensive knowledge of the alternative energy industry. Having served in senior corporate positions at alternative energy companies, he has a vast knowledge of the industry.  His prior business and financial experience provides him with a broad understanding of the operational, financial and strategic issues facing public companies.

Employment Agreements with our Chief Executive Officer and Chief Financial Officer

On January 11, 2011, we entered into an exclusive employment agreement with V. Scott Vanis to serve as our Chief Executive Officer, President and Chairman of the Board of Directors. The agreement is for a term of five years beginning January 11, 2011 and ending January 10, 2016.  An extension to the term must be agreed upon in writing and executed by us and Mr. Vanis no later than 5 p.m. Eastern Standard Time on January 10, 2016.  Mr. Vanis is paid  a salary of $180,000 per annum as of January 10, 2011.  If revenues exceed $10 million, then Mr. Vanis’ salary will be increased to $360,000 per annum.  If revenues exceed $20 million, then Mr. Vanis’ salary will be increased to $540,000 per annum. Mr. Vanis was issued 10,000,000 shares of Class A Preferred Stock, upon the effective date of the agreement. If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, Six Million (6,000,000) shares granted to him will be returned.  If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, Four Million (4,000,000) s shares granted to him will be returned.  If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, Two Million (2,000,000) shares granted to him will be returned.  If there is a sale of all or substantially all of the assets or a merger in which our company is not the surviving entity, Mr. Vanis will be entitled to receive an additional amount of shares of common stock in our company which would equal Ten percent (10%) of the final value of the transaction. Further, Mr. Vanis will be entitled to such additional bonus, if any, as may be granted by the Board (with Mr. Vanis abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Mr. Vanis’ performance of his services under the agreement.

On July 26, 2010, we entered into a consulting agreement with Sam Messina III as Chief Financial Officer.  The agreement was for a term of one year beginning July 26, 2010 and ending July 25, 2011.  Mr. Messina was paid $6,500 per month with $6,500 due upon execution of the agreement for previously performed services.

On December 16, 2010, we entered into an exclusive employment agreement with Sam J Messina III to serve as our Chief Financial Officer, Secretary and Treasurer. The agreement is for a term of five years beginning December 16, 2010 and ending December 15, 2015. An extension to the term must be agreed upon in writing and executed by us and Mr. Messina no later than 5 p.m. Eastern Standard Time on December 15, 2015.Mr. Messina is paid a salary of $120,000 per annum as of December 27, 2010. If revenues exceed $10 million, then Mr. Messina’s salary will be increased to $240,000 per annum. If revenues exceed $20 million, then Mr. Messina’s salary will be increased to $360,000 per annum.  Mr. Messina was issued 30,000,000 shares of common stock, upon the effective date of the agreement. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, Twenty- Four Million (24,000,000) shares granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, Eighteen Million (18,000,000) s shares granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, Twelve Million (12,000,000) shares granted to him will be returned.

If there is a sale of all or substantially all of the assets or a merger in which our company is not the surviving entity, Mr. Messina will be entitled to receive an additional amount of shares of common stock in our company which would equal Five percent (5%) of the final value of the transaction.  Further, Mr. Messina will be entitled to such additional bonus, if any, as may be granted by the Board (with Mr. Messina abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Mr. Messina's performance of his services under the agreement.

On August 28, 2011, the Company amended the employment agreement with Sam J Messina III.  .Mr. Messina is paid a salary of $150,000 per annum as of August 28, 2011. If revenues exceed $10 million, then Mr. Messina’s salary will be increased to $300,000 per annum. If revenues exceed $20 million, then Mr. Messina’s salary will be increased to $450,000 per annum.  Mr. Messina was issued 70,000,000 shares of common stock, and 5,000,000 shares of Class A Convertible Preferred Stock upon the effective date of the agreement. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, 56,000,000 shares of common stock and 4,000,000 shares of Class A Convertible Preferred Stock granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, 42,000,000 shares of common stock and 3,000,000 shares of Class A Convertible Preferred Stock granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, 28,000,000 shares of common stock and 2,000,000 shares of Class A Convertible Preferred Stock granted to him will be returned.

DIRECTORS

Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders following their election.  To date, none of our directors have received any compensation from us, whether in the form of cash or securities, for their service as directors. None of our directors are independent directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last two years through July 31, 2011, for our officers.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
And				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
V. Scott Vanis	2010	31,925	0	0	0	0	0	0	31,925
President, CEO*	2011	142,965	0	104,850 (1)	0	0	0	0	247,815

Sam Messina III	2010	6,500	0	0	0	0	0	0	6,500
CFO, Secretary,	2011	104,038	0	57,040 (2)	0	0	0	0	161,078
Treasurer

Michael Too (3)	2010	0	0	0	0	0	0	0	0
Former President,	2011	0	0	0	0	0	0	0	0
CEO, and Director*

(1)
Stock Award for V. Scott Vanis includes the amortization of his 10 million onvertible Class A Preferred Shares valued at $79,650 and 7 million shares of common stock received as a year end bonus valued $25,200.

(2)
Stock Award for Sam Messina III includes the amortization of his 30 million shares of common stock valued at $31,840 and 7 million shares of common stock received as a year end bonus valued at $25,200.

(3)	Michael Too resigned as Director and Officer of the Company on March 23, 2010.

* The addresses of each of the executive officers is c/o 22503 Katy Highway #18, Katy, Texas 77450

The Company did not award any stock options or SAR grants as of July 31, 2011.

The following table sets forth the compensation paid by us from to our directors for the year ending July 31, 2011.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

The following table discloses information regarding equity awards during the fiscal year ended July 31, 2011 for each of our executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name and Principal Position	Number of securities underlying unexcercised options/excercisable	Number of securities underlying unexcercised options/un-exercisable	Option exercise price	Option expiration date

None

Note: The company uses the Black-Scholes option-pricing model to value all options issued by the company.

The following table discloses information regarding outstanding equity awards as of July 31, 2011 for each of our executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (July 31, 2011)

Name and Principal Position	Number of securities underlying unexcercised options/exercisable	Number of securities underlying unexcercised options/un-excercisable	Option exercise price	Option expiration date

None

Note :The company uses the Black-Scholes option-pricing model to value all options issued by the company.

Director Compensation

	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
V. Scott Vanis	0	0	0	0	0	0	0
Sam J Messina III	0	0	0	0	0	0	0
Marco Rodriguez (former)	0	0	0	0	0	0	0
Michael Too (former)	0	0	0	0	0	0	0

Our directors do not receive any compensation for serving as a member of the board of directors.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

As of the date hereof, we have not entered into employment contracts with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

We currently maintain no other agreements for employment with any of our other executive officers or employees.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of common shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Owner	Shares	Ownership
V. Scott Vanis [1]	178,000,000	24.7%

Sam Messina III [2]	107,000,000	14.9%

FTB Enterprises, Inc. [3]	66,000,000	9.2%

MSF International, Inc. [4]	66,000,000	9.2%

SE Media Partners, Inc. [5]	44,213,000	6.1%

All Officers, Directors and Beneficial Owners as a Group	461,213,000	64.1%

[1]           V. Scott Vanis is our President, CEO and  Chairman of the Board of Directors. Not included in his number of shares are 10,000,000 shares of Series A Preferred Stock that are entitled to 100 votes per share and convert to common shares at a ratio of 10 to 1.

[2]           Sam J Messina III is our CFO, Secretary, Treasurer and a member of the Board of Directors. Not included in his number of shares are 50,000,000 shares that represent his 5,000,000 shares of Series A Preferred Stock that are entitled to 100 votes per share and convert to common shares at a rario of 10 to 1.

[3]           FTB Enterprises, Inc. is the investor who holds a convertible promissory note with the company. These shares were issued on September 1, 2011 pursuant to a partial conversion of a note.

[4]           MSF International, Inc. is the investor who holds a convertible promissory note with the company. These shares were issued on September 1, 2011 pursuant to a partial conversion of a note.

[5]           SE Media Partners, Inc. is the company’s IR consultant.

The following table sets forth, as of the date of this report, the total number of Class A Convertible Preferred shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The Class A Convertible Preferred shares are entitled to 100 votes per share and convert to common shares at a ratio of 10 to 1.  The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Owner	Shares	Ownership
V. Scott Vanis [1]	10,000,000	66.7%

Sam Messina III [2]	5,000,000	33.3%

All Officers and Directors as a Group	15,000,000	100.0%

[1]           V. Scott Vanis is our President, CEO and Chairman of the Board of Directors.

[2]           Sam J Messina III is our CFO, Secretary, Treasurer and a member of the Board of Directors.

SELLING SECURITY HOLDERS

The shares to be offered by the selling security holders were issued in a private placement transaction by us, which was exempt from the registration requirements of the Securities Act of 1933. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”), to give the selling security holders the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holders. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holders after any sales made pursuant to this prospectus because the selling security holders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holders will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of the selling security holders, the number of shares of common stock that may be sold in this offering and the number of shares of common stock it will own after the offering, assuming they sell all of the shares offered. The term “selling security holders”  includes the stockholder listed below and its transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering

FTB Enterprises Inc.	66,000,000	58,500,000	7,500,000	1.0%
MSF International Inc.	66,000,000	66,000,000	0	0.0%
SE Media Partners, Inc.	44,213,000	20,000,000	24,213,000	3.4%

Total	176,213,000	144,500,000	31,713,000	4.4%
_____________
*
less than 1%
(1)These shares were issued on September 1, 2011 pursuant to a partial conversion of a note. The principal of MSF International Inc. is Marco Mena.
(2) These shares were issued on September 1, 2011 pursuant to a partial conversion of a note The principal of FTB Enterprises Inc. is Marcia del Carmen Melendez.
(3) These shares were issued for services performed.  The principal of SE Media Partners, Inc. is John Loud.

RELATIONSHIPS BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDERS

Other than contractual agreements entered into with the SE Media Partners, Inc and our issuance of convertible notes to FTB Enterprises Inc and MSF International Inc., none of the selling stockholders has at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

DETERMINATION OF THE OFFERING PRICE

There is currently a limited trading market for our common stock on the OTCQB.  The price in this prospectus was arrived at by evaluating our recent sales of unregistered securities and the overall valuation of our company.

PLAN OF DISTRIBUTION

The selling security holders of our common stock and any of its transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at prevailing market prices or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

 Broker-dealers engaged by the selling security holders may arrange for other brokers -dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling security holders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holders and/or the purchasers. Each selling security holder have represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holders' business and, at the time of its purchase of such securities such selling security holders had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holders that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling security holders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by the selling security holders that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 27, 2010, the Company entered into an agreement with ROTA INVERSIONES S.DE R.L., a corporation formed under the laws of Honduras (“Rota”) for the acquisition of Hydro Electric Project known as “Chiligatoro Hydro-Electric” in Honduras in Central America (“Chiligatoro”).  We agreed to pay Rota at total of 18,000,000 shares of common stock consisting of 9,000,000 shares of our common stock within 3 days of closing, 4,500,000 shares of our common stock within 180 days of closing and 4,500,000 shares of our common stock upon us raising of $12,000,000 no later than 24 months after closing.  We also agreed to pay Rota a royalty of 10% of the adjusted gross revenue, derived after all applicable taxes, from Chiligatoro prior to completion of the payment of the foregoing.  Further, we agreed to pay Rota a royalty of 20% of the adjusted gross revenue, derived after all applicable taxes, from Chiligatoro after the completion of the payout for the life of Chiligatoro, including any renewal, transfer or sale, if any, in perpetuity.  “Payout” is defined as all associated costs related to the development of Chiligatoro.  If we are unable to obtain the financing requirements of this agreement, Rota shall have the right to terminate this agreement with full rights of rescission, and all rights, title and interest to Chiligatoro shall be transferred back to Rota.

On June 25, 2010, we paid Indulge International, LLC $7,500 to reserve a conference room for a conference to be held in 2011.  Indulge International, LLC is partially owned by the spouse of the current Chief Executive Officer.

On August 12, 2008, we signed an agreement with Wisdom Resources, Inc. to issue 12,500,000 shares at $0.002 per share and received $5,000 cash from Wisdom in exchange for a $20,000 promissory note and an interest in a gas pipeline. The promissory note was dated May 15, 2008 and was payable from Plateau Mineral Development, LLC, the owner and the operator of a certain natural gas pipeline known as the PMD-Duke Pipeline, while the interest consists of a continuous right to receive a royalty of as much as $0.02 and as little as approximately 9% of $0.02 per 1000 cubic feet of gas transported through the PMD-Duke Pipeline for as long as Plateau or its successors operates the Pipeline. Plateau was obligated to pay to us $20,000 plus interest calculated annually at the rate of 10% on any unpaid and outstanding principal pursuant to a 36-month payment schedule. With regard to the royalty interest, the investment unit constitutes two units of a maximum possible twenty-two investment units in the PMD-Duke Pipeline. Each investment unit was valued at $10,000 (payable in cash only), and each unit holder was entitled to receive a share of the royalty on a pro-rated basis according to the number of units held by them. The promissory note was to be paid $6,000 on December 31, 2008, $10,000 on December 31, 2009 and the balance at maturity. The note was secured by assignment of the pipeline.

On January 19, 2009, we and Wisdom amended the agreement to shift the $5,000 payment obligation to Wisdom instead of to us. Michael Too, the now former and then President and CEO of our company, was also the President of Wisdom Resources, Inc.  Because Michael Too controlled both companies, the promissory note and the royalty interest in the gas pipeline were transferred to us at Wisdom’s basis of $20,000 and $0, respectively.

On December 7, 2010, we sold the $20,000 promissory note from Plateau Mineral Development LLC and its interest in the PMD-Duke Pipeline to Michael Too, our former CEO and President, in exchange for the forgiveness of $14,935.

As of July 31, 2011, the Company was indebted to the former president of the Company for $0 ($14,935 – July 31, 2010), for expenses paid on behalf of the Company. This amount was non-interest bearing, unsecured and due on demand.

As of July 31, 2011, the Company was indebted to the current Chief Executive Officer for $127,674 ($16,000-July 31, 2010) relating to accrued salary and $21,797 ($0-July 31, 2010) for expenses paid on behalf of the company and to the current Chief Financial Officer for  $83,515 ($6,500-July 31, 2010) relating to accrued salary and $15,701 ($0-July 31, 2010) for expenses paid on behalf of the company for a total of $248,687.

  DESCRIPTION OF SECURITIES

Authorized Capital and Outstanding Shares

We are authorized to issue 1,200,000,000, shares of stock, $0.001 par value, of which 25,000,000 shares have been designated Series A Preferred Stock. As of October 13, 2011 we had 719,861,026 shares of common stock outstanding.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors.  Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs.

The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.  The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Series A Preferred Stock

On January 11, 2011, we also designated 25,000,000 shares of our Preferred Stock as Class A Convertible Preferred Stock.  The Class A Preferred Stock ranks senior to all other stock as to dividends and upon liquidation each holder of Class A Preferred Stock shall receive an amount equal to $1.00 per share prior to any distribution to any other stock holder.  Each share of Class A Preferred Stock is entitled to 100 votes.  Any Class A Stockholder shall have the right to convert any or all of its Class A Stock into 10 shares of fully paid and nonassessable shares of common stock for each share of Class A Stock so converted.  In any event, holders of Class A Stock will have the right to convert upon an initial or secondary public offering of common stock by the company or in the event of a change in control as defined in the Rules and Regulations of the Securities and Exchange Commission.

On January 11, 2011, we issued 10,000,000 shares of Class A Convertible Preferred stock to our Chief Executive Officer pursuant to an employment agreement.  The compensation expense for the stock grant will be amortized evenly over the 5 year employment agreement based on the closing stock price of our common stock on the date of the grant.

On August 28, 2011, we issued 5,000,000 shares of Class A Convertible Preferred stock to our Chief Financial Officer pursuant to an amendment to his employment agreement.  The compensation expense for the stock grant will be amortized evenly over the 5 year employment agreement based on the closing stock price of our common stock on the date of the grant.

Convertible Notes

On September 1, 2011 we issued two investors convertible promissory notes in the aggregate principal amount of $100,000 (the “Convertible Notes”) in exchange for nonconvertible demand notes.  The Convertible Notes mature one year after we are piggyback qualified on the OTCBB. .  Each Convertible Note plus accrued interest of 10% may be converted into shares of our common stock at any time before the maturity date by the Convertible Note holder at a conversion price of $0.0004 per share at the time of conversion. In the event of a default by us, each Convertible Note plus accrued interest may be converted into shares of our common stock at any time after the default date by the Convertible Note holder at a conversion price of the lower of (i) par value or (ii) half of the average bid price over the five trading days prior to the conversion date,  but in no case for an amount less than a 51% interest in the Company. Pursuant to our obligation  to register the shares underlying the Convertible Notes under the Securities Act of 1933 until shares become available for resale under Rule 144(k) we are registering the shares hereunder.

Other Notes

On each of February 3, 2011, March 29, 2011, June 22, 2011, August 9, 2011 and September 27, 2011 we entered into a Securities Purchase Agreement and Convertible Promissory Note with Asher Enterprises for $53,000, $27,500, $32,500, $27,500 and $35,000 respectively.  The convertible notes carries an 8% rate of interest and the February and March  is convertible into common stock at a variable conversion price of 31% of the market price and the June  and August Notes are convertible into common stock at a variable conversion price of 55% of the market price and the the September Note is convertible into common stock at a variable conversion price of 51% of which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The promissory note issued in February is due on November 7, 2011, the promissory note issued in March is due December 29, 2011,.the promissory note issued on June 22, 2011 is due on March 26, 2012, the promissory note issued on August 9, 2011 is due on May 11, 2012 and the promissory note issued on September 27, 2011 is due on June 29, 2012.

On June 6, 2011 and August 6, 2011, we entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and SE Media Partners, Inc. for $36,000 and $18,000, respectively.  The convertible notes carry an 5% rate of interest and are convertible into common stock at a variable conversion price of 50% of the market price which shall be calculated as the average of the lowest day during the preceding 5 days before conversion.  The June Convertible Promissory Note is due on December 6, 2011 and the August Convertible Promissory Note is due on February 6, 2012.

 Dividends

We have not paid any dividends on our common stock.  The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition.  The payment of any dividends will be within the discretion of our board of directors.  It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

Shares Eligible For Future Sale

All of the shares being registered herein will be eligible for sale immediately upon the effectiveness of this registration statement.  We currently have 719,861,026 shares of our common stock outstanding, 502,218,178 of which are restricted securities. Of such amount, 482,218,178 will be eligible for resale under Rule 144 in December 2011; however 285,000,000 shares will be held by affiliates and will be subject to the limitations set forth below.

In general, under Rule 144, a person who is one of our affiliates and has beneficially owned those shares of common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of our shares of common stock then outstanding, which is expected to equal approximately 7,198,610 shares and

•
the average weekly trading volume of our common stock on all national securities exchanges and/or automated quotations systems of a registered securities association during the four calendar weeks before a notice of the sale on SEC Form 144 is filed.

Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements and to the availability of certain public information about us.

A person who is not one of our affiliates, and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, may sell the shares proposed to be sold according to the following conditions:

•
if the person has beneficially owned the shares for at least six months, including the holding period of any prior owner other than an affiliate, the shares may be sold, subject to continued availability of current public information about us; and

•	if the person has beneficially owned the shares for at least one year, including the holding period of any prior owner other than an affiliate, the shares may be sold without any restriction.

Transfer Agent

Our transfer agent is Island Stock Transfer.

EXPERTS

The financial statements for the years ended July 31, 2011 and 2010 included in this prospectus have been audited by MaloneBailey, LLP to the extent and for the periods indicated in their report thereon.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that no officer or director shall be personally liable to us or our stockholders for monetary damages except as provided pursuant to the Nevada Revised Statutes. Our bylaws and Articles of Incorporation also provide that we will indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of us from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of us, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accordance with the Nevada Revised Statutes. The rights accruing to any person under our bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer for expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Minerco Resources, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information concerning DC Brands, Inc. located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

You may obtain, free of charge, a copy of any of our filings by writing or calling us at the following address and telephone number: 22503 Katy Highway, Suite 18, Katy, Texas 77450 or calling 281-994-4187.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Minerco Resources, Inc.
(A Development Stage Company)
Katy, Texas

We have audited the accompanying consolidated balance sheets of Minerco Resources, Inc. ( the “Company”), as of July 31, 2011 and 2010 and the related consolidated statement of expenses, stockholders’ equity (deficit), and cash flows for the year ended July 31, 2011 and July 31, 2010, and the period from June 21, 2007 (inception) to July 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration over of internal control over financial reporting as a basis for design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts of disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation.  We believe our audits provide a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of July 31, 2011 and 2010 and the results of its operations, its cash flows for year ended July 31, 2011, and July 31, 2010, and the period from June 21, 2007 (inception) to July 31, 2011 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE & BAILEY LLP
www.malonebailey.com
Houston, Texas

October 13, 2011

Minerco Resources, Inc.
(An Development Stage Company)
Consolidated Balance Sheets

	July 31, 2011	July 31, 2010

ASSETS
Current Assets
Cash	$150	$20,916
Prepaid rent	1,816	-
Total Current Assets	1,966	20,916
Intangible asset - Chiligatoro rights	715,500	715,500

Total Assets	$717,466	$736,416

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$66,316	$7,841
Accounts payable – related party	214,199	22,500
Advance from related party	34,488	14,935
Convertible notes payable	200,000	100,000
Derivative liability	191,216	-
Debenture (Convertible) payable (net of discount of $87,341)	61,659	-
Total Liabilities	767,878	145,276

Stockholders’ Equity (Deficit)

Common stock, $0.001 par value, 1,175,000,000 shares authorized, 453,802,202 and 345,045,000 at July 31, 2011 and 2010, respectively. Outstanding	453,802	345,045

Preferred stock, $0.001 par value, 25,000,000 shares authorized, 10,000,000 and none at July 31, 2011 and 2010, respectively. Outstanding	10,000	-

Additional paid-in capital	801,758	482,151

Deficit accumulated during the exploration stage	(1,315,972)	(236,056)

Total Stockholders’ Equity (Deficit)	(50,412)	591,140

Total Liabilities and Stockholders’ Equity (Deficit)	$717,466	$736,416

The accompanying notes are an integral part of these audited consolidated financial statements

Minerco Resources, Inc.
(A Development Stage Company)
Consolidated Statements of Expenses

	Year Ended July 31, 2011	Year Ended July 31, 2010	Period from June 21, 2007 (Date of Inception) to July 31, 2011

General and Administrative	$972,000	$88,609	$1,142,856
Chiligatoro Operating Costs	15,500	45,500	61,000
Total Operating Expenses	987,500	134,109	1,203,856
	,		,
Other Expenses:
Impairment of Note Receivable	–	2,700	32,700
Loan Recovery	–	(13,000)	(13,000)

Interest Expense	3,476		3,476

Gain on settlement of debt	(14,935)		(14,935)
Accretion of discount on convertible debt	61,659	-	42,216
Loss on derivative liability	42,216	-	61,659
Total Other Expenses	92,416	(10,300)	112,116
Net Loss	$(1,079,916)	$(123,809)	$(1,315,972)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00

Weighted Average Common Shares Outstanding	392,983,317	333,653,219

The accompanying notes are an integral part of these audited consolidated financial statements

Minerco Resources, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	Year Ended July 31, 2011	Year Ended July 31, 2010	Period from June 21, 2007 (Date of Inception) To July 31, 2011

Cash Flows from Operating Activities

Net loss for the period	$(1,079,916)	$(123,809)	$(1,315,972)

Adjustments to reconcile net loss to net cash used in operating activities:
Gain/loss on settlement of debt	(14,935)	-	(14,935)
Loss on derivative	42,216	-	42,216
Accretion of discount	61,659	-	61,659
Sharebased compensation	176,764	-	176,764
Shares issued for services – Third Party	261,600	-	261,600
Impairment of notes receivable	-	-	30,000
Changes in Assets and Liabilities
Prepaid expense	(1,816)	-	(1,816)
Accounts payable and accrued liabilities	58,475	(12,416)	66,316
Accounts payable-related party	191,699	22,500	214.199
Net Cash Used in Operating Activities	(304,254)	(113,725)	(479,969)
Cash Flows from Investing Activities
Loan to third party	-0	-	(10,000)
Net Cash Used in Investing Activities	-	-	(10,000)
Cash Flows from Financing Activities
Capital Contribution	-	1,182	1,182
Proceeds from issuance of common stock	-	-	90,514
Proceeds from loan	249,000	100,000	349,000
Proceeds from related party debt	34,488	14,935	49,423

Net Cash Provided by Financing Activities	283,488	116,117	490,119

Net change in cash	(20,766)	2,392	150

Cash, Beginning of Period	20,916	18,524	–
Cash, End of Period	$150	$20,916	$150

Supplemental disclosures of cash flow information

Cash paid for interest	–	–	–
Cash paid for income taxes	–	–	–

Non cash investing and financing activities:
Common stock issued for Chiligatoro rights	$-	$715,500	$715,500
Common stock issued for note receivable	$–	$-	$20,000
Debt Discount	$149,000	-	149,000

The accompanying notes are an integral part of these audited consolidated financial statements

Minerco Resources, Inc.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)

	Common Stock, $0.001 par value		Preferred Stock, $0.01 Par value		Additional Paid-in	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance, June 21, 2007 (Inception)	-	$-			$-	$-	$-

Balance, July 31, 2007	-	-			-	-	-

Common Stock issued for cash at $0.012 (forward split adjusted) per share on August 1, 2007	150,000,000	150,000			(100,000)		50,000

Common Stock issued for cash at $0.012 (forward split adjusted) per share on September 21, 2007	106,545,000	106,545			(71,031)		35,514

Net loss	-	-			-	(33,989)	(33,989)

Balance - July 31, 2008	256,545,000	256,545			(171,031)	(33,989)	51,525

Common Stock issued in exchange for cash and note receivable at $0.012 (forward split adjusted) per share on August 12, 2008	75,000,000	75,000			(50,000)	-	25,000

Net Loss	-	-			-	(78,258)	(78,258)

Balance - July 31, 2009	331,545,000	331,545			(221,031)	(112,247)	(1,733)

Contributed Capital					1,182		1,182
Shares issued for Rights, ROTA (Chiligatoro)	13,500,000	13,500			702,000		715,500

Net Loss	-	-			-	(123,809)	(123,809)

Balance - July 31, 2010	345,045,000	345,045			482,151	(236,056)	591,140

Common Stock issued for Centurion Equity Line of Credit legal services	2,000,0000	2,000			(2,000)		-
Common Stock issued for Centurion Equity line of Credit Commitment Fees	18,007,202	18,007			(18,007)		-
Common Stock issued for Consulting Services	16,000,000	16,000			120,000		136,000
Common Stock issued as Sign on Bonus	1,750,000	1,750			13,125		14,875
Common Stock issued per CFO employment agreement	30,000,000	30,000			1,840		31,840
Common Stock issued per CEO employment agreement			10,000,000	10,000	69,649		79,649
Common Stock issued per non-circumvent agreement	2,000,000	2,000			8,600		10,600
Common Stock issued per consulting agreement	25,000,000	25,000			90,000		115,000
Common Stock issued as year-end bonus	7,000,000	7,000			18,200		25,200
Common Stock issued as year-end bonus	7,000,000	7,000			18,200		25,200

Net Loss	-	-			-	(1,079,916)	(1,079,916)

Balance - July 31, 2011	453,802,202	$453,802	10,000,000	$10,000	$801,758	$(1,315,972)	$50,412

The accompanying notes are an integral part of these audited consolidated financial statements

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1. Nature of Operations and Going Concern

Minerco Resources, Inc. (the “Company”) was incorporated in Nevada on June 21, 2007. The Company was engaged in the exploration stage from its June 21, 2007 (inception) to May 27, 2010.  As of May 27, 2010, we are no longer in the oil and natural gas business.  We intend to develop, produce, and provide clean, renewable energy solutions in Central America.

On March 30, 2010, the Company effected a 6 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 55,257,500 to 331,545,000 shares.  All shares amounts in these financial statements have been retroactively adjusted for all periods presented to reflect this stock split.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended July 31, 2011, the Company has an accumulated deficit and no revenue. The Company is in the business of developing, producing and providing clean, renewable energy solutions in Central America. The Company participates in and invests in development projects with other companies in clean, renewable energy projects. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to fund operations through equity and debt financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending July 31, 2011.

2. Summary of Significant Accounting Policies

a)	Basis of Presentation These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States.

b)
Principles of Consolidation

The Company’s consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries. The Company does not hold significant variable interests in any variable interest entities. All significant intercompany accounts and transactions have been eliminated.

c)
Use of Estimates

The Company’s fiscal year end is July 31.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (con’t)

d)	Cash and Cash Equivalents The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

e)
Financial Instruments

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and due to related party. Pursuant to ASC 820, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)
Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Translation ”, foreign denominated monetary assets and liabilities are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary items, including equity, are translated at the historical rate of exchange. Revenues and expenses are translated at the average rates of exchange during the year.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (con’t)

g)
Loss per share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share ". ASC 260requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

h)
Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets.

i)
Impairment of Intangible Assets

The Company assesses potential impairments to its intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the carrying amount of the intangible asset is not recoverable and exceeds its fair value. The carrying amount of an intangible asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of an intangible asset exceeds its fair value and is recorded as a reduction in the carrying value of the related asset and a charge to operating results. Intangible assets with indefinite lives are tested annually for impairment and in interim periods if certain events occur indicating that the carrying value of the intangible assets may be impaired.

j)
Comprehensive Loss

ASC 220, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the periods ended July 31, 2010 and 2009, except for net loss, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

k)
Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, “Accounting for Income Taxes ”, as of its inception. Pursuant to ASC 740the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

l)
Long Lived Assets

Long-lived assets, including license agreement costs, are evaluated for impairment whenever events or conditions indicate that the carrying value of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.

m)	Reclassifications Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

n)
Recent Accounting Pronouncements

 The adoption of recently issued accounting pronouncements are not expected to have a material effect on the Company's future reported financial position or results of operations.

3. Chiligatoro Rights

Chiligatoro Rights, net, at July 31, 2011 consists of:

Common stock issued for purchase of rights	$715,500	715,500
Less accumulated amortization	–	–

Chiligatoro, net	$715,500	715,500

Asset	Level 1	Level 2	Level 3	Total
Chiligatoro Rights	S-	$-	$715,500	$715,500
Derivative Financial Instruments			$715,500	$715,500

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

3. Chiligatoro Rights (con’t)

On May 27, 2010, the Company entered into an agreement with ROTA INVERSIONES S.DE R.L., a Corporation formed under the laws of Honduras (the “Seller”) for the acquisition of Hydro Electric Project known as “Chiligatoro Hydro-Electric” in Honduras in Central America (the “Project”).  The company will pay the Seller a total of 18,000,000 shares of our common stock for 100% of all right, title and interest in and to the Chiligatoro Project payable as follows: 9,000,000 shares of its common stock within 3 days of closing, 4,500,000 shares of its restricted common stock within 180 days of closing and 4,500,000 shares of restricted common stock upon the Company’s raising of $12,000,000 no later than 24 months after closing.  As of the date of this report, 13,500,000 shares have been issued The Company will pay Seller a royalty of 10% of the adjusted gross revenue, derived after all applicable taxes, from the Project prior to completion of the payment of the foregoing.  Further, we will pay Seller a royalty of 20% of the adjusted gross revenue, derived after all applicable taxes, from the Project to after the completion of the payout for the life of the Project, including any renewal, transfer or sale, if any, in perpetuity.  “Payout” is defined as, all associated costs related to the development of the Project.  If the Company is unable to obtain the financing requirements of this agreement, Seller shall have the right to terminate this agreement with full rights of rescission, and all rights, title and interest to the Project shall be transferred back to the Seller.

The acquisition cost of $715,500 for the May 27, 2010 stock grant of 13,500,000 shares of common stock to ROTA INVERSIONES S.DE R.L. pursuant to the acquisition agreement was determined based on the closing price of the Company common stock on the date of the transfer of title, June 4, 2010, for the 13,500,000 shares which have been earned by the Seller to date.  The remaining cost of the 4,500,000 shares of common stock will be capitalized upon obtaining of financing for the project.  The acquisition cost will then be amortized over 30 years which is the life of the Operating contract granted June 28, 2010 by the Honduran National Commission of Energy (“NCE”).  The 30 year operating contract begins when construction of the Chiligatoro Hydro-Electric Project is complete.  The Chiligatoro Project has been approved but has not yet obtained congressional approval of its Purchase Power Agreement bid; therefore the official title has not been assigned in La Gazeta, the official publication. When published, Title will be assigned to the buyer, Minerco Resources, Inc.

4. Gas Pipeline Property – Related Party Transaction

On August 12, 2008, the Company signed an agreement with Wisdom Resources, Inc. to issue 12,500,000 shares at $0.002 per share and received $5,000 cash from Wisdom in exchange for a $20,000 promissory note and an interest in a gas pipeline. The promissory note is dated May 15, 2008 and was payable from Plateau Mineral Development, LLC, the owner and the operator of a certain natural gas pipeline known as the PMD-Duke Pipeline, while the interest consists of a continuous right to receive a royalty of as much as $0.02 and as little as approximately 9% of $0.02 per 1000 cubic feet of gas transported through the PMD-Duke Pipeline for as long as Plateau or its successors operates the Pipeline. Plateau is obligated to pay to the Company $20,000 plus interest calculated annually at the rate of 10% on any unpaid and outstanding principal pursuant to a 36-month payment schedule. With regard to the royalty interest, the investment unit constitutes two units of a maximum possible twenty-two investment units in the PMD-Duke Pipeline. Each investment unit is valued at $10,000 (payable in cash only), and each unit holder is entitled to receive a share of the royalty on a pro-rated basis according to the number of units held by them. The promissory note is to be paid $6,000 on December 31, 2008, $10,000 on December 31, 2009 and the balance at maturity. The note is secured by assignment of the pipeline.

On January 19, 2009, the Company and Wisdom amended the agreement to shift the $5,000 payment obligation to Wisdom instead of the Company. Michael Too, the now former and then President and CEO of the Company, was also the President of Wisdom Resources, Inc.  Because Michael Too controls both companies, the promissory note and the royalty interest in the gas pipeline were transferred to the Company at Wisdom’s basis of $20,000 and $0, respectively.

On December 7, 2010, the Company sold the $20,000 promissory note from Plateau Mineral Development LLC and its interest in the PMD-Duke Pipeline to Michael Too, its former CEO and President in exchange for the forgiveness of advances made by him in the amount of $14,935.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

5. Related Party Transactions

On June 25, 2010, the Company paid Indulge International, LLC $7,500 to reserve a conference room for a conference to be held in 2011.  Indulge International, LLC is partially owned by the spouse of the current Chief Executive Officer.  This amount was written off during the year ended July 31, 2010.

On December 7, 2010, the Company sold the $20,000 promissory note from Plateau Mineral Development LLC and its interest in the PMD-Duke Pipeline to Michael Too, its former CEO and President in exchange for the forgiveness of $14,935

As at July 31, 2011, the Company was indebted to the former President of the Company in the amount of $0 ($14,935-July 31, 2010), which was noninterest bearing, unsecured, and due on demand.

As of July 31, 2011, the Company was indebted to the current Chief Executive Officer for $127,674 ($16,000-July 31, 2010) relating to accrued salary and $21,797 ($0-July 31, 2010) for expenses paid on behalf of the company and to the current Chief Financial Officer for  $83,515 ($6,500-July 31, 2010) relating to accrued salary and $15,701 ($0-July 31, 2010) for expenses paid on behalf of the company for a total of $248,687.

6. Preferred Stock

The preferred stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

On January 11, 2011, the Company designated 25,000,000 shares of its preferred stock as Class A Convertible Preferred Stock (“Class A Stock”). Each share of Class A Stock is convertible into 10 shares of common stock, has 100 votes, has no dividend rights except as may be declared by the Board of Directors, and has a liquidation preference of $1.00 per share.

On January 11, 2011, the Company issued 10,000,000 shares of its Class A Convertible Preferred stock to its Chief Executive Officer pursuant to an employment agreement.  The compensation expense for the stock grant will be amortized evenly over the 5 year employment agreement based on the closing stock price of the Company’s common stock on the date of the grant.  If  Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, 6,000,000 shares granted to him will be returned.  If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, 4,000,000 shares granted to him will be returned.  If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, 2,000,000 shares granted to him will be returned.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

7. Common Stock

On August 1, 2007, the Company issued 150,000,000 common shares at $0.003 per share for cash proceeds of $50,000.

On September 21, 2007, the Company issued 106,545,000 common shares at $0.003 per share for cash proceeds of $35,514.

On August 12, 2008, the Company issued 75,000,000 common shares for $5,000 cash, a $20,000 promissory note and an interest in a gas pipeline.  (See note 4)

On March 30, 2010, the Company effected a 6 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 55,257,500 to 331,545,000 shares.  All shares amounts in these financial statements have been retroactively adjusted for all periods presented to reflect this stock split.

On June 4, 2010 the Company issued 13,500,000 common shares at $0.053 per share for the rights to the Chiligatoro Hydro-Electric Project.  (See note 3)

On October 14, 2010, the Company issued 2,000,000 common shares in consideration for legal services performed.  These shares were not expensed since they were incurred prior to raising financing and hence considered as deferred financing costs.

On December 6, 2010, the Company issued 16,000,000 common shares pursuant to a consultant agreement for a total expense of $136,000.

On December 6, 2010, the Company issued 1,750,000 common shares to various employees as a sign on bonus for a total expense of $14,750.

On December 16, 2010, the Company issued 30,000,000 common shares to our Chief Financial Officer pursuant to an employment agreement for a total expense of $255,000 which will be amortized using the straight line method over the 5 year contract.

On December 16, 2010, the Company issued 18,007,202 common shares as a commitment fee pursuant to the Investment Agreement between Centurion Private Equity LLC and the company dated December 2, 2010.  These shares were not expensed since they were incurred prior to raising financing and hence considered as deferred financing costs.

On May 12, 2011, the Company issued 2,000,000 common shares pursuant to a non circumvent and finder’s fee agreement for a total expense of $10,600.

On June 6, 2011, the Company issued 25,000,000 common shares pursuant to an addendum to a consulting agreement for a total expense of $115,000.

On July 31, 2011, the Company issued 7,000,000 common shares to our Chief Executive Officer as a year-end bonus for a total expense of $25,200.

On July 31, 2011, the Company issued 7,000,000 common shares to our Chief Financial Officer as a year-end bonus for a total expense of $25,200.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

8. Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of approximately $1,200,000 which begins expiring in 2028. The Company has adopted ASC 740, “Accounting for Income Taxes ”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as at July 31, 2011 and 2010, after applying enacted corporate income tax rates, are as follows:

	July 31,	July 31,
	2011	2010
Deferred income tax asset
Net operating loss carry forward	$439,542	$29,378
Valuation allowance	(439,542)	(29,378)
Net deferred tax assets	$–	$–

Internal Revenue Section 382 restricts the ability to use these carryforwards whenever an ownership change as defined occurs.  Minerco Resources Inc.  incurred prior changes in ownership.

9. Convertible Notes Payable

As of July 31, 2011, the Company was indebted to an unrelated third party for $200,000, for monies loaned to the company.  On October 12, 2010, the Company granted a promissory note to this party in the amount of $200,000 in consideration for monies loaned to the company.  The promissory note is non-interest bearing and due on demand.  On September 1, 2011, the Company entered into two agreements, each of which provide for the exchange of the promissory note dated October 12, 2010 in the principal amount of $100,000 for convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $100,000.  Each Convertible Note plus accrued interest of 10% may be converted into shares of common stock of the Company at any time before the maturity date by the Convertible Note holder at a conversion price of $0.0004 per share at the time of conversion. In the event of a default by the Company, each Convertible Note plus accrued interest may be converted into shares of common stock of the Company at any time after the default date by the Convertible Note holder at a conversion price of the lower of (i) par value or (ii) half of the average bid price over the five trading days prior to the conversion date,  but in no case for an amount less than a 51% interest in the Company. The Company is obligated to register the shares underlying the Convertible Notes under the Securities Act of 1933 until shares become available for resale under Rule 144(k).

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

10. Convertible note payable and derivative liabilities

On February 3, 2011, the Company entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and Asher Enterprises for $53,000.  The convertible note carries an 8% rate of interest and is convertible into common stock at a variable conversion price of 58% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The Promissory Note is due on November 7, 2011.  On August 8, 2011, the Company and Asher Enterprises entered into an amendment whereas the note converts at a variable conversion price of 31% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before the conversion.

On March 29, 2011, the Company entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and Asher Enterprises for $27,500.  The convertible note carries an 8% rate of interest and is convertible into common stock at a variable conversion price of 58% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The Promissory Note is due on December 29, 2011. On September 27, 2011, the Company and Asher Enterprises entered into an amendment whereas the note converts at a variable conversion price of 31% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before the conversion.

On June 6, 2011, the Company entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and SE Media Partners, Inc. for $36,000.  The convertible note carries an 5% rate of interest and is convertible into common stock at a variable conversion price of 50% of the market price which shall be calculated as the average of the lowest day during the preceding 5 days before conversion.  The Promissory Note is due on December 6, 2011.

On June 22, 2011, the Company entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and Asher Enterprises for $32,500.  The convertible note carries an 8% rate of interest and is convertible into common stock at a variable conversion price of 55% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The Promissory Note is due on March 26, 2012.

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options embedded in the Convertible Promissory Notes, the options are classified as derivative liabilities and recorded at fair value.

A summary of changes in Convertible Promissory Notes payable for the period ended July 31, 2011 is as follows:

Beginning balance	$-
Gross proceeds from the notes payable	149,000
Less: debt discount from conversion options	(87,341)
Add: amortization of discount

Total notes payable	$69,659

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

10. Convertible note payable and derivative liabilities (con’t)

Derivative Liability:

The fair values of the three instruments were determined to be $191,216 using a Black-Scholes option-pricing model.  Upon the issuance dates of the Convertible Promissory Notes, $87,341 was recorded as debt discount and $123,318 was recorded as day one loss on derivative liability.  During the year ended July 31, 2011, the Company recorded a net loss on mark-to-market of the conversion options of $42,216, respectively.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on July 31, 2011.

	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-
Liabilities
Derivative Financial instruments	$-	$-	$191,216	$191,216

The following table summarizes the derivative liabilities included in the consolidated balance sheet at July 31, 2011:

Debt discount	$87,341
Day one loss on fair value	61,659
July 31, 2011 loss on change in fair value	42,216
Balance at July 31, 2011	$191,216

Pursuant to ASC 815, “Derivatives and Hedging,” the Company recognized the fair value of the embedded conversion feature of both the notes of $191,216, of which $149,000 is recorded as discount on the notes and the remaining $42,216 is expensed as a derivative loss. The initial fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.0046 to $0.0080, a conversion price of  $0.0022 to $0.0046, expected volatility of 149.51% to 259.21%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.09% to 0.31%. The discount on the convertible loan is accreted over the term of the convertible loan. During the year ended July 31, 2011, the Company recorded accretion of $61,659. These derivative liabilities were revalued on July 31, 2011 and the fair value was determined to be $191,216 resulting in a loss being recorded of  $42,216. The valuation of the above derivative instruments are determined primarily using the Black-Scholes option pricing model. To determine the fair value of the derivatives, Minerco evaluates assumptions regarding the probability of certain future events. The fair values of the derivatives as of July 31, 2011 were estimated using the Black-Sholes model with the following assumption: $0.0036 quoted stock price; a exercise price between $0.0012 and $0.0023; 144.62% to 156.73% volatility; less than 1 year estimated life; zero dividends and a 0.20% discount rate.

The net loss recorded on the above derivative liabilities for the twelve months ended July 31, 2011 was $42,216.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

12. Commitments

Employment Agreements

On January 11, 2011, the Company entered into an exclusive employment agreement with V. Scott Vanis to serve as our Chief Executive Officer, President and Chairman of the Board of Directors. The agreement is for a term of five years beginning January 11, 2011 and ending January 10, 2016.  An extension to the term must be agreed upon in writing and executed by us and Mr. Vanis no later than 5 p.m. Eastern Standard Time on January 10, 2016.  Mr. Vanis is paid  a salary of $180,000 per annum as of January 10, 2011.  If revenues exceed $10 million, then Mr. Vanis’ salary will be increased to $360,000 per annum.  If revenues exceed $20 million, then Mr. Vanis’ salary will be increased to $540,000 per annum. Mr. Vanis was issued 10,000,000 shares of Class A Preferred Stock, upon the effective date of the agreement. If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, 6,000,000 shares granted to him will be returned.  If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, 4,000,000 shares granted to him will be returned.  If Mr. Vanis voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, 2,000,000 shares granted to him will be returned.  If there is a sale of all or substantially all of the assets or a merger in which our company is not the surviving entity, Mr. Vanis will be entitled to receive an additional amount of shares of common stock in our company which would equal 10% of the final value of the transaction. Further, Mr. Vanis will be entitled to such additional bonus, if any, as may be granted by the Board (with Mr. Vanis abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Mr. Vanis’ performance of his services under the agreement.

On December 16, 2010, the Company entered into an exclusive employment agreement with Sam J Messina III to serve as our Chief Financial Officer, Secretary and Treasurer. The agreement is for a term of five years beginning December 16, 2010 and ending December 15, 2015. An extension to the term must be agreed upon in writing and executed by us and Mr. Messina no later than 5 p.m. Eastern Standard Time on December 15, 2015.Mr. Messina is paid a salary of $120,000 per annum as of December 27, 2010. If revenues exceed $10 million, then Mr. Messina’s salary will be increased to $240,000 per annum. If revenues exceed $20 million, then Mr. Messina’s salary will be increased to $360,000 per annum.  Mr. Messina was issued 30,000,000 shares of common stock, upon the effective date of the agreement. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, 24,000,000 shares granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, 18,000,000 shares granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, 12,000,000 shares granted to him will be returned.  If there is a sale of all or substantially all of the assets or a merger in which our company is not the surviving entity, Mr. Messina will be entitled to receive an additional amount of shares of common stock in our company which would equal 5% of the final value of the transaction.  Further, Mr. Messina will be entitled to such additional bonus, if any, as may be granted by the Board (with Mr. Messina abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Mr. Messina's performance of his services under the agreement.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

13. Subsequent Events

a)
 On August 8, 2011, the Company issued 7,058,824 common shares pursuant to a convertible promissory note to dated February 3, 2011.  These shares of common stock were issued in reliance on Section 9(3) of the Act.

b)
On August 8, 2011, the Company and Asher Enterprises entered into an amendment of the convertible promissory note dated February 3, 2011 whereas the note converts at a variable conversion price of 31% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before the conversion.

c)
On August 6, 2011, the Company entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and SE Media Partners, Inc. for $18,000.  The convertible note carries an 5% rate of interest and is convertible into common stock at a variable conversion price of 50% of the market price which shall be calculated as the average of the lowest day during the preceding 5 days before conversion.  The Promissory Note is due on February 6, 2012.

d)
On August 8, 2011, the Company entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and Asher Enterprises for $27,500.  The convertible note carries an 8% rate of interest and is convertible into common stock at a variable conversion price of 55% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The Promissory Note is due on May 11, 2012.

e)
On August 28, 2011, the Company amended the employment agreement with Sam J Messina III.  .Mr. Messina is paid a salary of $150,000 per annum as of August 28, 2011. If revenues exceed $10 million, then Mr. Messina’s salary will be increased to $300,000 per annum. If revenues exceed $20 million, then Mr. Messina’s salary will be increased to $450,000 per annum.  Mr. Messina was issued 70,000,000 shares of common stock, and 5,000,000 shares of Class A Convertible Preferred Stock upon the effective date of the agreement. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, 56,000,000 shares of common stock and 4,000,000 shares of Class A Convertible Preferred Stock granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, 42,000,000 shares of common stock and 3,000,000 shares of Class A Convertible Preferred Stock granted to him will be returned. If Mr. Messina voluntarily terminates his employment with us or if a petition for Chapter 7 bankruptcy is filed by us resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, 28,000,00 shares of common stock and 2,000,000 shares of Class A Convertible Preferred Stock granted to him will be returned.

f)
On August 28, 2011, the Company entered into a consulting agreement with SE Media for two months with an option to extend for an additional one month. SE Media will be issued 20,000,000 shares of Minerco Resources, Inc as compensation.

g)
On August 28, 2011, the Company issued 5,000,000 shares of our Class A Convertible Preferred stock to our Chief Financial Officer pursuant to an amendment to his employment agreement.   The compensation expense for the stock grant will be amortized evenly over the 5 year employment agreement based on the closing stock price of the Company’s common stock on the date of the grant.

Minerco Resources, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

13. Subsequent Events (continued)

h)
On September 1, 2011, the Company entered into two agreements, each of which provide for the exchange of the promissory note dated October 12, 2010 in the principal amount of $100,000 for convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $100,000.  Each Convertible Note plus accrued interest of 10% may be converted into shares of common stock of the Company at any time before the maturity date by the Convertible Note holder at a conversion price of $0.0004 per share at the time of conversion. In the event of a default by the Company, each Convertible Note plus accrued interest may be converted into shares of common stock of the Company at any time after the default date by the Convertible Note holder at a conversion price of the lower of (i) par value or (ii) half of the average bid price over the five trading days prior to the conversion date, but in no case for an amount less than a 51% interest in the Company. The Company is obligated to register the shares underlying the Convertible Notes under the Securities Act of 1933 until shares become available for resale under Rule 144(k).

i)
On September 1, 2011, the Company issued 132,000,000 common shares pursuant to a convertible promissory note dated September 1, 2011.  These shares of common stock were issued in reliance on Section 9 (3) of the Act.  The issuance did not involve any general solicitation or advertising by us.    Certificates representing the shares of common stock contain a legend stating the restrictions on transfer to which such shares of common stock are subject.

j)
On September 2, 2011, the Company issued 20,000,000 common shares pursuant to a convertible promissory note to dated February 3, 2011.  These shares of common stock were issued in reliance on Section 9(3) of the Act.

k)
On September 12, 2011, the Company issued 12,000,000 common shares pursuant to a convertible promissory note to dated February 3, 2011.  These shares of common stock were issued in reliance on Section 9(3) of the Act.

l)
On September 16, 2011, the Company issued 20,000,000 common shares pursuant to a convertible promiss6ory note to dated February 3, 2011.  These shares of common stock were issued in reliance on Section 9(3) of the Act.

m)
On September 27, 2011, the Company and Asher Enterprises entered into an amendment of the convertible promissory note dated March 29, 2011 whereas the note converts at a variable conversion price of 31% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before the conversion

n)
On September 27, 2011, the Company and Asher Enterprises entered into a Securities Purchase Agreement and Convertible Promissory Note between the Company and Asher Enterprises for $35,000.  The convertible note carries an 8% rate of interest and is convertible into common stock at a variable conversion price of 51% of the market price which shall be calculated as the average of the lowest 3 days during the preceding 10 days before conversion.  The Promissory Note is due on June 29, 2012.

o)
On October 10, 2011, the Company issued 15,000,000 common shares pursuant to a convertible promissory note to dated February 3, 2011.  These shares of common stock were issued in reliance on Section 9(3) of the Act.

p)
The Company has evaluated subsequent events through the filing date of this Form 10-K and has determined that there were no additional subsequent events to recognize or disclose in these financial statements

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$20
Accounting fees and expenses	5,000
Legal fees and expenses	$10,000
Printing and related expenses	$750
Transfer agent fees and expenses	1,000
Miscellaneous	500
Total	$17,270

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 78.138 of Nevada Revised Statutes and our Articles of Incorporation, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Section 78.138 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person's conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation's best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person's conduct was unlawful.

Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Nevada law. Additionally, our Articles of Incorporation and Bylaws grant us the authority to the maximum extent permitted by Nevada law to purchase and maintain insurance providing such indemnification. We have purchased directors' and officers' liability insurance policies for our directors and officers.

In the employment agreement that we entered into with all of our officers, we agreed to indemnify our officers for all claims arising out of performance of their duties as officers of the company, other than those arising out of his breach of the agreement or his gross negligence or willful misconduct.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold since June 2010 .  We did not pay any commissions in connection with any of these sales.

On June 4, 2010, we issued 13,500,000 shares of common stock pursuant to an acquisition agreement for the Chiligatoro Hydro-Electric Project dated May 27, 2010.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The offering and sale of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On October 14, 2010, we issued 2,000,000 shares of common stock pursuant to legal services performed.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On December 6, 2010, we issued 16,000,000 shares of common stock pursuant to a consultant agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the  consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On December 6, 2010, we issued 1,750,000 shares of common stock to various employees as a sign on bonus.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, these employees had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On December 16, 2010, we issued 30,000,000 shares of common stock to our Chief Financial Officer pursuant to an employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On December 16, 2010, we issued 18,007,202 shares of common stock pursuant to an Investment Agreement dated December 2, 2010.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On January 11, 2011, we issued 10,000,000 shares of our Class A Convertible Preferred stock to our Chief Executive Officer pursuant to an employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On February 3, 2011 we issued one convertible promissory notes in the principal amount of $53,000 that bear interest at a rate of 8% per annum and converts to common stock at a variable conversion price of 58% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  On August 8, 2011, we amended the conversion price to 31% of the market price.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On March 29, 2011 we issued one convertible promissory notes in the principal amount of $27,500 that bear interest at a rate of 8% per annum at a variable conversion price of 58% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  On September 27, 2011, we amended the conversion price to 31% of the market price.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On May 12, 2011, we issued 2,000,000 shares of common stock pursuant to a non circumvent and finder’s fee agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On June 6, 2011, we issued 25,000,000 shares of common stock pursuant to an addendum to a consulting agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the  consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On June 6, 2011 we issued one convertible promissory notes in the principal amount of $36,000  that bear interest at a rate of 5% per annum and converts to common stock at a variable conversion price of 50% of the market price calculated based on the average of the lowest day during the preceding 5 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On June 22, 2011 we issued one convertible promissory notes in the principal amount of $32,500 that bear interest at a rate of 8% per annum at a variable conversion price of 55% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On July 31, 2011, we issued 7,000,000 shares of common stock to our Chief Executive Officer as a year-end bonus.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On July 31, 2011, we issued 7,000,000 shares of common stock to our Chief Financial Officer as a year-end bonus.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On August 6, 2011 we issued one convertible promissory notes in the principal amount of $18,000  that bear interest at a rate of 5% per annum and converts to common stock at a variable conversion price of 50% of the market price calculated based on the average of the lowest day during the preceding 5 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On August 8, 2011, we issued 7,058,824 shares of common stock pursuant to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On August 9, 2011 we issued one convertible promissory notes in the principal amount of $27,500 that bear interest at a rate of 8% per annum at a variable conversion price of 55% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering

On August 28, 2011, we issued 20,000,000 shares of common stock pursuant to a consulting agreement.  The issuance of stock was exempt from registration under Section 4 (2). No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the consultant had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering.

On August 28, 2011, we issued 40,000,000 shares of common stock to our Chief Financial Officer pursuant to an amendment to his employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On August 28, 2011, we issued 5,000,000 shares of our Class A Convertible Preferred stock to our Chief Financial Officer pursuant to an amendment to his employment agreement.  The issuance of stock was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the shares. The issuance of the securities did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the employee had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not part of a public offering

On September 1, 2011 we issued two convertible promissory notes in the principal amount of $100,000 that bear interest at a rate of 10% per annum and convert at a conversion price of $.0004 per share in exchange for promissory notes issued in the aggregate principal amount of $100,000. . We exchanged our securities with existing stockholders and no remuneration or commission was paid in reliance on under Section 3 (a)(9) of the Securities Act.

On September 1, 2011, we issued 132,000,000 shares of common stock pursuant to the conversion of a convertible promissory note.  We exchanged our securities with existing stockholders and no remuneration or commission was paid in reliance on  under Section 3 (a)(9) of the Securities Act.

On September 2, 2011, we issued 20,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares.

On September 12, 2011, we issued 12,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares

On September 16, 2011, we issued 20,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares.

On September 27, 2011 we issued one convertible promissory notes in the principal amount of $35,000 that bear interest at a rate of 8% per annum at a variable conversion price of 51% of the market price calculated based on the average of the lowest 3 days during the preceding 10 days before conversion.  The issuance of the note was exempt from registration under Section 4 (2) of the Securities Act.  No underwriter was involved in the offer of sale of the note. The issuance of the note did not involve a public offering. This issuance was done with no general solicitation or advertising by us. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, securities bearing a legend stating that such note are restricted. This restriction ensures that this note will not be immediately redistributed into the market and therefore not part of a public offering.

On October 10, 2011, we issued 15,000,000 shares of common stock pursuant to an addendum to a convertible promissory note dated February 3, 2011.  The issuance of stock was exempt from registration under Section 3 (a)(9) of the Securities Act.  No underwriter was involved in the offer of sale of the shares.

ITEM 16. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
3.1	Amendment to Articles of Incorporation(2)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate(1)
4.2	Convertible Promissory Note with Asher Enterprises, Inc. Dated February 3, 2011*
4.3	Convertible Promissory Note with Asher Enterprises, Inc. Dated March 29, 2011*
4.4	Convertible Promissory Note with Asher Enterprises, Inc. Dated June 22, 2011*
4.5	Convertible Promissory Note with Asher Enterprises, Inc. Dated August 8, 2011*
4.6	Convertible Promissory Note with Asher Enterprises, Inc. Dated September 27, 2011*
5.1	Opinion of Gracin & Marlow, LLP*
10.1	Acquisition Agreement with Wisdom Resources, Inc. and as amended on January 19, 2009 (1)
10.2	Agreement to Exchange Debt for Mining Interest and Note(3)
10.3	Sam J Messina III Employment Agreement(3)
10.4	V. Scott Vanis Employment Agreement (4)
10.5	Asset Purchase Agreement for Iscan Hydro-Electric Project(4)
10.6	Asset Purchase Agreement for Sayab Wind Project X(4)
10.7	Binding Letter of Intent Caserio Rio Frio X(4)
10.8	Binding Letter of Intent Sixe X(4)
10.9	Securities Purchase Agreement with Asher Enterprises dated February 3, 2011(4)
10.10	Securities Purchase Agreement with Asher Enterprises dated March 29, 2011(5)
10.11	Securities Purchase Agreement with Asher Enterprises dated June 22, 2011(8)
10.12	Asset Purchase Agreement by and among Minerco Resources, Inc. and Rota Inversiones S.De R.L (9)
10.13	30 year Operations Agreement for Chiligatoro Electric Project – English Translation (10)
10.14	Consulting Agreement for Sam Messina III (10)
10.15	Promissory Note with Mainland International, Inc. (10)
10.16	Securities Purchase Agreement with Asher Enterprises dated August 8, 2011(8)
10.17	Amendment to Sam J Messina Employment Agreement (6)
10.18	Convertible Promissory Note dated September 1, 2011(7)
10.19	Convertible Promissory Note dated September 1, 2011(7)
10.20	Securities Purchase Agreement Dated September 27, 2011(8)
10.21	Convertible Promissory Note with SE Media Partners, Inc. dated June 6, 2011 (8)
10.22	Convertible Promissory Note with SE Media Partners, Inc. dated August 6, 2011 (8)
10.23	Consulting Agreement dated December 6, 2010 with SE Media Partners, Inc. (8)
10.24	Addendum to Consulting Agreement dated December 6, 2010 with SE Media Partners, Inc. (8)
10.25	Consulting Agreement with SE Media Partners, Inc. dated August 28, 2011 (8)
10.26	Amendment to Securities Purchase Agreement with Asher Enterprises, Inc. dated February 3, 2011 (8)
10.27	Amendment to Securities Purchase Agreement with Asher Enterprises, Inc. dated March 29, 2011 (8)
23.1	Consent of MaloneBailey, LLP*
23.2	Consent of Gracin & Marlow, LLP* (included in exhibit 5.1)
___________________________
*Filed herewith
(1)  Incorporated by reference under the Company’s Form S-1 filed on December 10, 2008, as amended
(2) Incorporated by reference to the Company’s Form 8-K filed on January 13, 2011
(3) Incorporated by reference under the Company’s Form S-1 filed on December 23, 2010
(4) Incorporated by reference to the Company’s  Form 10-Q filed on March 18, 2011
(5) Incorporated by reference to the Company’s Form 10-Q filed on June 16, 2011
(6) Incorporated by reference to the Company’s Form 8-K filed on September 2, 2011
(7) Incorporated by reference to the Company’s Form 8-K filed on September 8, 2011
(8) Incorporated by reference to the Company’s  Form 10-K filed on October 13, 2011
(9) Incorporated by reference to the Company’s Form 10-Q filed on June 18, 2010
(10) Incorporated by reference to the Company’s  Form 10-K filed on November 15, 2010

 ITEM 28. UNDERTAKINGS

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than  20 percent  change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to  the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933,  each such post-effective amendment shall be deemed to be  a new registration statement relating to  the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of  a post-effective amendment any of the securities being registered which  remain unsold at the termination  of the offering.

(4) That, for the purpose of  determining liability  under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant  undertakes that in a primary offering of the  securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant  will be a seller and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Katy, Texas, on October 14, 2011.

MINERCO RESOURCES, INC.

By:	/s/ V. Scott Vanis
V. Scott Vanis, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ V. Scott Vanis	President	October 14, 2011
V. Scott Vanis	(Principal Executive Officer and Director)

/s/ Sam Messina, III	Chief Financial Officer	October 14, 2011
Sam Messina, III	(Principal Accounting Officer and Director)